As filed with the Securities and Exchange Commission on November 24, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ROSE ROCK MIDSTREAM, L.P.*

ROSE ROCK FINANCE CORPORATION*

(Exact name of registrant as specified in its charter)

Delaware	4610	45-2934823
Delaware	4610	90-0976829
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(918) 524-7700

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Candice L. Cheeseman

General Counsel

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

(918) 524-7700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William J. Cooper

Andrews Kurth LLP

1350 I Street, NW

Suite 1100

Washington, DC 20005

(202) 662-7200

Courtney Cochran Butler

Andrews Kurth LLP

600 Travis Street

Suite 4200

Houston, Texas 77002

(713) 220-4200

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

Each registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum offering price per unit	Proposed maximum aggregate offering price	Amount of registration fee
5.625% Senior Notes due 2023	$350,000,000	100%	$350,000,000	$35,245(1)
Guarantees of 5.625% Senior Notes due 2023 (2)	$—	— %	$—	$— (3)

(1)	Calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended. For purposes of this calculation, the offering price per note was assumed to be the stated principal amount of each original note that may be received by the registrant in the exchange transaction in which the notes will be offered.
(2)	No separate consideration will be received for the guarantees. Each subsidiary of Rose Rock Midstream, L.P. that is listed below in the Table of Additional Registrant Guarantors will guarantee the notes being registered.
(3)	Pursuant to Rule 457(o) under the Securities Act of 1933, as amended, no registration fee is required for the guarantees.

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

* The following are co-registrants that guarantee the debt securities:

Exact name of registrant guarantor as specified in its charter (1)	State or other jurisdiction of incorporation or organization	I.R.S. Employee Identification Number
Rose Rock Midstream Operating, LLC	Delaware	45-3090063
Rose Rock Midstream Field Services, LLC	Delaware	80-0940958
Rose Rock Midstream Energy GP, LLC	Delaware	45-3802276
Rose Rock Midstream Crude, L.P.	Delaware	73-1477524
SemCrude Pipeline, L.L.C.	Delaware	20-8649811
Glass Mountain Holding, LLC	Oklahoma	38-3874613
Wattenberg Holding, LLC	Oklahoma	90-0828413

(1)	The address for each of the registrant guarantors is Two Warren Place, 6120 S. Yale, Suite 700, Tulsa, OK 74136, and the telephone number for each of the registrant guarantors is (918) 524-7700. The Primary Standard Industrial Classification Code for the registrant guarantors is 4610.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 24, 2015

PROSPECTUS

ROSE ROCK MIDSTREAM, L.P.

ROSE ROCK FINANCE CORPORATION

Offer to Issue

Up to $350,000,000 of

5.625% Senior Notes due 2023

That have been registered under

the Securities Act of 1933

(“new notes”)

In Exchange For

Up to $350,000,000 of

5.625% Senior Notes due 2023

That have not been registered under

the Securities Act of 1933

(“old notes”)

Terms of the New Notes:

•	The terms of the new notes are identical to the terms of the old notes that were issued in May 2015, except that the new notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and therefore freely tradable, and will not contain restrictions on transfer, registration rights or provisions for additional interest.

Terms of the Exchange Offer:

•	We are offering to issue new notes in exchange for the same principal amount of old notes.

•	Interest on the new notes will accrue from November 15, 2015 at the rate of 5.625% per annum, and will be payable on May 15 and November 15 of each year.

•	The exchange offer expires at 5:00 p.m., New York City time, on , 2015, unless extended.

•	Tenders of old notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	Your exchange of old notes for new notes will not be a taxable event for U.S. federal income tax purposes.

•	Each broker-dealer that receives new notes for its own account pursuant to the exchange offer, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

You should carefully consider the risks incorporated by reference into this prospectus and set forth under “Risk Factors” beginning on page 12 of this prospectus for a discussion of factors you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2015

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission (the “SEC”). In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus and in the accompanying letter of transmittal. We have not authorized anyone to provide you with any other information. If you receive any unauthorized information, you must not rely on it. We are not making an offer to sell these securities or soliciting an offer to buy these securities in any jurisdiction where an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should not assume that the information contained in this prospectus, or in the documents incorporated by reference herein, is accurate as of any date other than the date on the front cover of this prospectus or the date of such incorporated documents, as the case may be.

This prospectus incorporates important business and financial information about Rose Rock Midstream, L.P. that is not included or delivered with this prospectus. Such information is available without charge to holders of old notes upon written or oral request made to Rose Rock Midstream, L.P., Two Warren Place, 6120 South Yale Avenue, Suite 700, Tulsa, Oklahoma 74136, Tel: (918) 524-7700.

i

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement with the SEC under the Securities Act of 1933, as amended, that registers the offer of the securities covered by this prospectus. The registration statement, including the attached exhibits, contains additional relevant information about us.

In addition, we file annual, quarterly and other reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800 SEC-0330 for further information on the operation of the SEC’s Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our SEC filings are available on the SEC’s website at www.sec.gov. You also can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We also make our periodic reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Our website is located at www.rrmidstream.com. Information on our website or any other website is not incorporated by reference into, and does not constitute a part of, this prospectus.

The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is an important part of this prospectus. Information that we later file with the SEC will automatically update information previously filed with the SEC, and may replace information in this prospectus and information previously filed with the SEC.

We incorporate by reference in this prospectus the following documents that we have previously filed with the SEC:

•	Annual Report on Form 10-K (File No. 001-35365) for the year ended December 31, 2014, filed on February 27, 2015;

•	Quarterly Reports on Form 10-Q (File No. 001-35365) for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on May 8, 2015, August 7, 2015 and November 6, 2015, respectively;

•	Current Reports on Form 8-K (File No. 001-35365) filed on February 9, 2015, February 13, 2015, March 25, 2015 (Form 8-K/A), May 11, 2015, May 13, 2015, May 18, 2015, and September 24, 2015; and

•	The description of our common units contained in our registration statement on Form 8-A (File No. 001-35365) filed on December 6, 2011.

All documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this prospectus and until the offerings hereunder are completed will be deemed to be incorporated by reference into this prospectus and will be a part of this prospectus from the date of filing of the document. Notwithstanding the foregoing, nothing in this prospectus shall be deemed to incorporate information furnished to, but not filed with, the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You also may request a copy of any document incorporated by reference in this prospectus (including the exhibits to those documents specifically incorporated by reference in this document), at no cost, by visiting our website at www.rrmidstream.com, or by writing or calling us at the following address:

Rose Rock Midstream, L.P.

Two Warren Place

6120 S. Yale Avenue, Suite 700

Tulsa, Oklahoma 74136-4216

Attention: Investor Relations

(918) 524-7700

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with any information. You should not assume that the information incorporated by reference or provided in this prospectus is accurate as of any date other than the date on the front of each document.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters contained or incorporated by reference in this prospectus include “forward-looking statements.” All statements, other than statements of historical fact, included or incorporated by reference in this prospectus regarding the prospects of our industry, our anticipated financial performance, management’s plans and objectives for future operations, business prospects, outcome of regulatory proceedings, market conditions, and other matters, may constitute forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking words such as “may,” “expect,” “intend,” “estimate,” “foresee,” “project,” “anticipate,” “believe,” “plans,” “forecasts,” “continue” or “could” or the negative of these terms or variations of them or similar terms. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date they are made, we cannot assure you that these expectations will prove to be correct. These forward-looking statements are subject to certain known and unknown risks and uncertainties, as well as assumptions that could cause actual results to differ materially from those reflected in these forward-looking statements. Factors that might cause actual results to differ include, but are not limited to, those discussed below in “Risk Factors” and Item 1A of our most recent Annual Report on Form 10-K, risk factors discussed in other reports that we file with the SEC and the following:

•	Insufficient cash from operations following the establishment of cash reserves and payment of fees and expenses to pay the minimum quarterly distribution;

•	Any sustained reduction in demand for or supply of crude oil in markets served by our midstream assets;

•	Our ability to obtain new sources of supply of crude oil;

•	The amount of collateral required to be posted from time to time in our purchase, sale or derivative transactions;

•	Competition from other midstream energy companies;

•	Our ability to comply with the covenants contained in our credit facility and in the indentures governing our outstanding senior notes, including requirements under our credit facility to maintain certain financial ratios;

•	Our ability to access the debt and equity markets, which will depend on general market conditions and the credit ratings for our debt obligations and equity;

•	Our ability to renew or replace expiring storage, transportation and related contracts;

•	The loss of, or a material nonpayment or nonperformance by, any of our key customers;

•	The overall forward market for crude oil;

•	The possibility that our hedging activities may result in losses or may have a negative impact on our financial results;

•	Weather and other natural phenomena;

•	A cyber attack involving our information systems and related infrastructure, or that of our business associates;

•	Hazards or operating risks incidental to the gathering, transporting or storing of crude oil;

•	Changes in laws and regulations and our failure to comply with new or existing laws or regulations, particularly with regard to taxes, safety and protection of the environment;

•	The possibility that the construction or acquisition of new assets may not result in the corresponding anticipated revenue increases; and

•	General economic, market and business conditions.

New factors that could cause actual results to differ materially from those described in forward-looking statements emerge from time to time, and it is not possible for us to predict all such factors, or the extent to which any such factor, or combination of factors, may cause actual results to differ from those contained in any forward-looking statement.

Readers are cautioned not to place undue reliance on any forward-looking statements contained or incorporated by reference in this prospectus, which reflect management’s opinions only as of the date such statements are made. Except as required by law, we undertake no obligation to revise or publicly release the results of any revision to any forward-looking statements.

Investors and others should note that we announce material company information using our investor relations website (www.rrmidstream.com), SEC filings, press releases, public conference calls and webcasts. We use these channels, as well as social media, to communicate with our investors and the public about our company, our businesses and our results of operations. The information we post on social media could be deemed to be material information. Therefore, we encourage investors, the media and others interested in our company to review the information we post on the social media channels listed on our investor relations website. Information contained on our investor relations website and such social media channels is not incorporated into or otherwise a part of this prospectus.

v

PROSPECTUS SUMMARY

This summary highlights selected information contained or incorporated by reference elsewhere in this prospectus. It does not contain all of the information you should consider before making an investment decision. You should read the entire prospectus and the documents we incorporate by reference herein for a more complete understanding of our business and this offering. Please read the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements included elsewhere in this prospectus for more information about important factors you should consider before investing in the new notes. In addition, certain statements include forward-looking information that involves risk and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

As used in this prospectus, and unless the context indicates otherwise, the terms (i) “Rose Rock,” “the Partnership,” “we,” “our,” “us” or like terms refer to Rose Rock Midstream, L.P. and its subsidiaries; (ii) “SemGroup” refers to SemGroup Corporation (NYSE: SEMG) and its subsidiaries and affiliates, other than our general partner and us and our subsidiaries; (iii) our “general partner” refers to Rose Rock Midstream GP, LLC; (iv) “unitholders” refers to our common, subordinated and Class A unitholders and not our general partner and (v) “Finance Corp.” refers to Rose Rock Finance Corporation, a wholly owned subsidiary of the Partnership and the co-issuer of the notes. In addition, we refer to the notes to be issued in the exchange offer as the “new notes” and the notes issued on July 2, 2014 as the “old notes.” We refer to the new notes and the old notes collectively as the “notes.”

Overview

We are a growth-oriented Delaware limited partnership formed by SemGroup in 2011 to own, operate, develop and acquire a diversified portfolio of midstream energy assets. We are engaged in the business of crude oil gathering, transportation, storage, distribution and marketing in Colorado, Kansas, Louisiana, Montana, New Mexico, North Dakota, Ohio, Oklahoma, Texas and Wyoming. Our assets serve the Bakken Shale in North Dakota and Montana, the Denver-Julesburg Basin (“DJ Basin”) and the Niobrara Shale in the Rocky Mountain region, the Eagle Ford Shale in Texas and the Granite Wash and the Mississippi Lime Play in the Mid-Continent region. The majority of our assets are strategically located in, or connected to, the Cushing, Oklahoma crude oil marketing hub. Cushing is the designated point of delivery specified in all NYMEX crude oil futures contracts and is one of the largest crude oil marketing hubs in the United States. We believe that our connectivity in Cushing and our numerous interconnections with third-party pipelines, refineries and storage terminals provide our customers with the flexibility to access multiple points for the receipt and delivery of crude oil.

As of September 30, 2015, we owned and operated the following assets:

•	7.6 million barrels of crude oil storage capacity in Cushing, Oklahoma, of which 6.5 million barrels are leased to customers and 1.1 million barrels are used for crude oil operations and marketing activities;

•	a 570-mile crude oil gathering and transportation pipeline system with over 650,000 barrels of associated storage capacity in Kansas and northern Oklahoma that is connected to several third-party pipelines and refineries and our storage terminal in Cushing, Oklahoma;

•	the Wattenberg Oil Trunkline (“WOT”), a 75-mile, 12-inch diameter crude oil gathering pipeline system that transports crude oil from production facilities in the DJ Basin to the pipeline owned by White Cliffs Pipeline, L.L.C. (the “White Cliffs Pipeline”). The WOT has a capacity of approximately 85,000 barrels per day as well as 210,000 barrels of operational storage and an additional 150,000 barrels of storage currently under construction;

•	a twenty-lane crude oil truck unloading facility with 330,000 barrels of associated storage capacity in Platteville, Colorado which connects to the origination point of the White Cliffs Pipeline. The construction of an additional ten bays and 15,000 barrels of storage was completed in October 2015;

•	a 16-mile crude oil pipeline that connects our Platteville, Colorado crude oil terminal to the Tampa, Colorado crude oil market; and

•	a crude oil trucking fleet of over 270 transport trucks and 275 trailers.

Our wholly-owned subsidiary SemCrude Pipeline, L.L.C. (“SCPL”) owns a 51% interest in White Cliffs Pipeline, L.L.C. (“White Cliffs”). White Cliffs owns the White Cliffs Pipeline, a pipeline system consisting of two 527-mile parallel lines that transport crude oil from Platteville, Colorado in the DJ Basin to Cushing, Oklahoma and which we operate. The White Cliffs Pipeline is currently undergoing an expansion which will increase the capacity from approximately 150,000 barrels per day to approximately 215,000 barrels per day.

We also wholly own Glass Mountain Holding, L.L.C. (“GMH”), which owns a 50% interest in Glass Mountain Pipeline, LLC (“Glass Mountain”). Glass Mountain owns a 215-mile pipeline that transports crude oil in western and north central Oklahoma (the “Glass Mountain Pipeline”) and which we operate. It has capacity of approximately 140,000 barrels per day as well as 440,000 barrels of operational storage. Glass Mountain Pipeline does not constitute a “subsidiary” as that term is defined under the indenture that governs the notes, and therefore Glass Mountain Pipeline is not a guarantor of the notes.

Business Strategy

Our principal business objective is to increase the quarterly cash distributions that we pay to our unitholders over time while maintaining the on-going stability of our business. We expect to achieve this objective through the following strategies:

•	Capitalizing on organic growth opportunities associated with our existing assets. We seek to identify and evaluate economically organic expansion and asset enhancement opportunities that leverage our existing asset footprint and strategic relationships with our customers. Recent organic growth projects include: (i) an investment in an expansion of the White Cliffs Pipeline that increased the pipeline capacity from approximately 76,000 barrels per day to approximately 150,000 barrels per day; and (ii) an investment in an expansion of the White Cliffs Pipeline that will increase the pipeline capacity from approximately 150,000 barrels per day to approximately 215,000 barrels per day.

•	Growing our business through strategic and accretive asset acquisitions from third parties and SemGroup. We plan to pursue from third parties and SemGroup accretive acquisitions of midstream energy assets that are complementary to our existing asset base or that provide attractive potential returns in new operating regions or business lines. Recent acquisitions include: (i) the purchase of SemGroup’s remaining 33.3% investment in SCPL, which gave us an aggregate 51% interest in White Cliffs; (ii) the purchase of an 18-mile crude oil pipeline that connects our Platteville, Colorado crude oil terminal to the Tampa, Colorado crude oil market; (iii) the purchase of a crude oil trucking fleet of over 270 transport trucks and 275 trailers; and (iv) the purchase of the Wattenberg Oil Trunkline and a 50% indirect interest in Glass Mountain Pipeline from SemGroup.

•	Focusing on stable, fee-based services and fixed-margin transactions. We focus on opportunities to provide midstream services under fee-based arrangements and fixed margin transactions, which minimize our direct exposure to commodity price fluctuations.

•	Mitigating commodity price exposure. We mitigate the commodity price exposure of substantially all of our crude oil marketing operations by entering into “back-to-back” transactions, which are intended to lock in positive margins based on the timing, location or quality of the crude oil purchased and delivered, and through the use of derivative contracts.

•	Maintaining financial flexibility and using leverage prudently. We plan to pursue a disciplined financial policy and maintain a conservative capital structure to allow us to execute on our identified growth projects, as well as pursue additional growth projects and acquisitions, even in challenging market environments.

Competitive Strengths

We believe that the following competitive strengths position us to successfully execute our principal business objective:

•	Strategically located assets that provide a strong platform for growth and operational flexibility to our customers. The majority of our assets are located in or connected to Cushing, and our numerous interconnections to other terminals and pipelines provide our customers with multiple options for the receipt and delivery of crude oil. We believe that we are well positioned to take advantage of both throughput at Cushing and production in the Bakken Shale, DJ Basin, Niobrara Shale, Granite Wash and Mississippi Lime Play.

•	Modern crude oil transportation, storage and unloading assets. Glass Mountain Pipeline, the Wattenberg Oil Trunkline, White Cliffs Pipeline, our Cushing storage tanks, our Platteville facility and our pipeline to Tampa, Colorado have all been placed into service since the beginning of 2008. The recent construction of these facilities results in reduced maintenance costs, and we believe that customers prefer the additional reliability and safety that is generally associated with newer assets.

•	Stable cash flow. For the years ended 2014, 2013 and 2012, approximately 84%, 80%, and 79%, respectively, of our Adjusted gross margin was generated from fee-based services and fixed-margin transactions. Our fee-based and fixed-margin activities mitigate our exposure to margin fluctuations caused by commodity price volatility.

•	Affiliation with SemGroup. We believe that our relationship with SemGroup strengthens our ability to make strategic acquisitions and to access other business opportunities. In addition, we believe that SemGroup, as the owner of a substantial interest in us, will be motivated to promote and support the successful execution of our business strategies.

•	Experienced, knowledgeable management team with a proven track record. Our management team has an average of over 29 years of experience in the energy industry, including building, acquiring, integrating and operating midstream assets. In addition, our management team has established strong relationships throughout the U.S. upstream and midstream industries, which we believe will be beneficial to us in pursuing acquisition and organic expansion opportunities.

Our Relationship with SemGroup

One of our principal strengths is our relationship with SemGroup. SemGroup provides gathering, transportation, processing, storage, distribution, marketing, and other midstream services primarily to independent oil and natural gas producers, refiners of petroleum products, and other market participants located in the Mid-Continent and Rocky Mountain regions of the U.S. and in Canada, Mexico and the United Kingdom. SemGroup has structured its business portfolio to be heavily weighted in fee-based and fixed-margin activities along with minimal and managed trading activities. SemGroup’s Class A common stock trades on the NYSE under the symbol “SEMG.”

SemGroup owns and operates a substantial portfolio of midstream assets and retains a significant interest in us through its ownership of a 55.2% limited partner interest and 2.0% general partner interest in us, as well as all of our incentive distribution rights. Given SemGroup’s significant ownership in us, we believe that SemGroup continues to be motivated to promote and support the successful execution of our business strategies. This support could include the potential contribution to us over time of additional midstream assets that SemGroup currently owns or acquires or develops in the future and the facilitation of accretive acquisitions. However,

SemGroup is under no obligation to offer any assets or business opportunities to us or accept any offer for its assets that we may choose to make. SemGroup constantly evaluates acquisitions and dispositions and may elect to acquire or dispose of assets in the future without offering us the opportunity to purchase those assets. SemGroup has retained such flexibility because it believes it is in the best interests of its shareholders to do so. We cannot say with any certainty which, if any, opportunities to acquire assets from SemGroup may be made available to us or if we will choose to pursue any such opportunity. Moreover, the consideration to be paid by us for assets offered to us by SemGroup, if any, as well as the consummation and timing of any acquisition by us of these assets, would depend upon, among other things, the timing of SemGroup’s decision to sell, transfer or otherwise dispose of these assets, our ability to successfully negotiate a purchase price and other terms, and our ability to obtain financing.

Principal Executive Offices

We are a limited partnership formed under the laws of the State of Delaware. Our executive offices are located at Two Warren Place, 6120 South Yale Avenue, Suite 700, Tulsa, Oklahoma 74136. Our telephone number is (918) 524-7700. We maintain a website at http://www.rrmidstream.com. Information contained on this website, however, is not incorporated into or otherwise a part of this prospectus.

Our Ownership and Organizational Structure

The following diagram reflects a simplified version of our organizational structure as of November 24, 2015:

The Exchange Offer

On May 14, 2015 we completed a private offering of the old notes. In connection with the closing of the offering of the old notes, we entered into a registration rights agreement with the initial purchasers in the private offering pursuant to which we agreed to deliver to you this prospectus and to use commercially reasonable efforts to consummate the exchange offer described in this prospectus.

The following summary contains basic information about the exchange offer and is not intended to be complete. It does not contain all information that may be important to you. For a more complete understanding of the exchange offer, please refer to the section entitled “Exchange Offer” in this prospectus.

Old Notes	$350 million aggregate principal amount of 5.625% Senior Notes due 2023, issued pursuant to Rule 144A and Regulation S promulgated under the Securities Act. Transfer restrictions apply to the old notes.

New Notes	Up to $350 million aggregate principal amount of 5.625% Senior Notes due 2023. The terms of the new notes are identical to the terms of the old notes, except that the new notes will be registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest.

Except as provided below, we believe that the new notes may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:

•	the new notes are being acquired in the ordinary course of business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of the new notes issued to you in the exchange offer;

•	you are not our affiliate; and

•	you are not a broker-dealer tendering old notes acquired directly from us for your account.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any new notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability. Each broker-dealer that receives new notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, may be a statutory underwriter and must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See “Plan of Distribution.”

Exchange Offer	We are offering to issue freely tradable new notes in exchange for the same principal amount of old notes. The old notes may be tendered only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. We will issue new notes in exchange for all old notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. We will cause the exchange to be effected promptly after the expiration date of the exchange offer.

The new notes will evidence the same debt as the old notes and will be issued under and entitled to the benefits of the same indenture that governs the old notes. Because we have registered the offers and sales of the new notes, the new notes will not be subject to transfer restrictions, and holders of old notes that have tendered and had their outstanding notes accepted in the exchange offer will have no further registration rights.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2015, (the 20th business day following the date of this prospectus) unless we decide to extend it.

Conditions to the Exchange Offer	The registration rights agreement does not require us to accept old notes for exchange if the exchange offer, or the making of any exchange by a holder of the old notes, would violate any applicable law or interpretation of the staff of the SEC. The exchange offer is not conditioned on a minimum aggregate principal amount of old notes being tendered. Please read “Exchange Offer—Conditions to the Exchange Offer” for more information about the conditions to the exchange offer.

Procedures for Tendering Old Notes	To participate in the exchange offer, you must follow the procedures established by The Depository Trust Company, or DTC, for tendering notes held in book-entry form. These procedures for using DTC’s Automated Tender Offer Program, or ATOP, require that (i) the exchange agent receive, prior to the expiration date of the exchange offer, a computer generated message known as an “agent’s message” that is transmitted through ATOP, and (ii) DTC confirms that:

•	DTC has received your instructions to exchange your old notes; and

•	you agree to be bound by the terms of the letter of transmittal.

By transmitting an agent’s message, you will represent to us that, among other things:

•	the new notes you receive will be acquired in the ordinary course of your business;

•	you are not participating, and you have no arrangement with any person or entity to participate, in the distribution of the new notes;

•	you are not our “affiliate,” as defined in Rule 405 under the Securities Act, or a broker-dealer tendering old notes acquired directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act; and

•	if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the new notes.

For more information on tendering your old notes, please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer,” “Exchange Offer—Procedures for Tendering,” and “Book-Entry; Delivery and Form.”

Guaranteed Delivery Procedures	None.

Withdrawal of Tenders	You may withdraw your tender of old notes at any time prior to the expiration date. To withdraw, you must submit a notice of withdrawal to the exchange agent using ATOP procedures before 5:00 p.m., New York City time, on the expiration date of the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer Withdrawal of Tenders.”

Acceptance of Old Notes and Delivery of New Notes	If you fulfill all conditions required for proper acceptance of old notes, we will accept any and all old notes that you properly tender in the exchange offer on or before 5:00 p.m., New York City time, on the expiration date. We will return any old notes that we do not accept for exchange to you without expense promptly after the expiration date and acceptance of the old notes for exchange. Please refer to the section in this prospectus entitled “Exchange Offer—Terms of the Exchange Offer.”

Fees and Expenses	We will bear expenses related to the exchange offer. Please refer to the section in this prospectus entitled “Exchange Offer—Fees and Expenses.”

Use of Proceeds	The issuance of the new notes will not provide us with any new proceeds. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement entered into in connection with the issuance of the old notes.

Consequences of Failure to Exchange Old Notes	If you do not exchange your old notes in this exchange offer, you will no longer be able to require us to register the old notes under the Securities Act, except in limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the old notes unless we have registered the old notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

In addition, after the consummation of the exchange offer, it is anticipated that the outstanding principal amount of the old notes available for trading will be significantly reduced. The reduced float may adversely affect the liquidity and market price of the old notes. A smaller outstanding principal amount of old notes available for trading may also make the price of the old notes more volatile.

U.S. Federal Income Tax Considerations	The exchange of old notes for new notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes. Please read “Certain U.S. Federal Income Tax Considerations.”

Exchange Agent	We have appointed Wilmington Trust, National Association, as exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal to the exchange agent addressed as follows: Wilmington Trust, National Association, Attention: Workflow Management—5th Floor, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1626. Eligible institutions may make requests by facsimile at (302) 636-4139; Attention: Workflow Management—5th Floor and may submit other inquiries to DTC Desk (DTC2@wilmingtontrust.com).

Terms of the New Notes

The new notes will be identical to the old notes, except that the new notes will be registered under the Securities Act and will not have restrictions on transfer, registration rights or provisions for additional interest. The new notes will evidence the same debt as the old notes, and the same indenture, dated as of May 14, 2015 (the “Indenture”), by and among the among the Partnership, Finance Corp., certain of the Partnership’s wholly-owned subsidiaries, as guarantors, and Wilmington Trust, National Association, as trustee, that governs the old notes will govern the new notes.

The following summary contains basic information about the new notes and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the new notes, please refer to the section of this prospectus entitled “Description of Notes.”

Issuers	Rose Rock Midstream, L.P. and Rose Rock Finance Corp.

Finance Corp. is a direct wholly-owned subsidiary of the Partnership that was incorporated in Delaware for the purpose of facilitating the offering of the notes by serving as co-issuer. Finance Corp. is nominally capitalized and has no operations or revenues other than as may be incidental to its activities as a co-issuer of the notes.

Notes Offered	$350,000,000 aggregate principal amount of 5.625% senior notes due 2023.

Maturity Date	November 15, 2023

Interest Rate	Interest on the new notes will be payable in cash and will accrue at a rate of 5.625% per annum.

Interest Payment Dates	May 15 and November 15, commencing on November 15, 2015. Interest on the new notes will accrue from November 15, 2015.

Guarantees	The new notes will be guaranteed on a senior unsecured basis by each of our existing subsidiaries that guarantees our revolving credit facility and certain of our future wholly owned domestic subsidiaries. Finance Corp. will not guarantee the new notes.

Ranking	The new notes and the guarantees will be our and the guarantors’ senior unsecured obligations and will:

•	rank equally in right of payment with any of our and the guarantors’ existing and future senior indebtedness;

•	rank senior in right of payment to any of our and the guarantors’ future subordinated indebtedness;

•	be effectively subordinated in right of payment to any of our and the guarantors’ future secured indebtedness to the extent of the value of the collateral securing such indebtedness; and

•	be structurally subordinated to the obligations of any subsidiary that is not a guarantor of the new notes.

Optional Redemption	We may redeem the new notes on or after May 15, 2019, in whole or in part, at our option at a redemption price equal to the principal amount thereof plus accrued and unpaid interest and a redemption premium and additional interest, if any, to, but not including, the redemption date. See “Description of Notes—Optional Redemption.”

We may redeem the new notes, in whole or in part, at any time prior to May 15, 2019 at a price equal to 100% of the principal amount of the new notes redeemed plus accrued and unpaid interest to the redemption date and a “make-whole premium.”

Additionally, from time to time before May 15, 2018, we may choose to redeem up to 35% of the principal amount of the new notes at a redemption price equal to 105.625% of the face amount thereof, with the net cash proceeds that we raise in one or more equity offerings.

Change of Control	Upon the occurrence of a change of control triggering event, as defined in the Indenture, you will have the right, as holders of the new notes, to require us to repurchase some or all of your new notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Notes—Repurchase at the Option of Holders Change of Control Triggering Event.”

Certain Covenants	The Indenture contains covenants limiting our and its restricted subsidiaries’ ability to:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends and make certain distributions, investments and other restricted payments;

•	create certain liens;

•	sell assets;

•	enter into transactions with affiliates;

•	merge, consolidate, sell or otherwise dispose of all or substantially all of our assets;

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Notes.”

Absence of Public Market for the New Notes	The new notes generally will be freely transferable but will also be new securities for which there will not initially be a public market. We do not intend to apply for a listing of the new notes on any securities exchange or for the inclusion of the new notes on any automated dealer quotation system. Accordingly, there can be no assurance as to the development, persistence or liquidity of any market for the new notes.

Risk Factors	The new notes involve risks. See “Risk Factors” for a discussion of certain factors you should consider before investing in the new notes.

Ratio of Earnings to Fixed Charges

The following table presents the ratio of earnings to fixed charges of the Partnership for the periods indicated. For purposes of computing the ratios of earnings to fixed charges, “earnings” consist of pre-tax income from continuing operations before adjustment for non-controlling interests in consolidated subsidiaries or income or loss from equity investees, fixed charges, amortization of capitalized interest, cash distributions received from equity investees less capitalized interest. “Fixed charges” consists of interest (whether expensed or capitalized), amortized premiums, discounts and capitalized expenses related to indebtedness and an estimate of the interest within rental expense. No preferred securities were outstanding during the periods indicated. The table includes the activity of our predecessor prior to November 29, 2011. The predecessor included SemCrude, L.P. (“SemCrude”), a wholly-owned subsidiary of SemGroup (exclusive of SemCrude’s ownership interests in SCPL, which held a 51% ownership interest in White Cliffs).

						Predecessor
	Nine Months Ended September 30,	Year Ended December 31,			One Month Ended December 31,	Eleven Months Ended November 30,	Year Ended December 31,
	2015	2014	2013	2012	2011	2011	2010
Ratio of earnings to fixed charges	3.1	4.2	4.8	10.8	8.8	11.7	33.6

RISK FACTORS

An investment in the new notes is subject to numerous risks, including those listed below. You should carefully consider the following risks, the risk factors contained in the sections titled “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2014, as well as the information provided elsewhere in this prospectus and the documents incorporated herein by reference. While these are the risks and uncertainties we believe are most important for you to consider, you should know that they are not the only risks or uncertainties facing us or which may adversely affect our business. If any of these risks actually occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to Investing in the New Notes

If you do not properly tender your old notes, you will continue to hold unregistered old notes and your ability to transfer old notes will remain restricted and may be adversely affected.

We will only issue new notes in exchange for old notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the old notes and you should carefully follow the instructions on how to tender your old notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of old notes.

If you do not exchange your old notes for new notes under the exchange offer, your old notes will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the old notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register old notes under the Securities Act unless our registration rights agreement with the initial purchasers of the old notes requires us to do so. Further, if you continue to hold any old notes after the exchange offer is consummated, you may have trouble selling them because there will be fewer of the old notes outstanding.

Our leverage and debt service obligations may adversely affect our financial condition, results of operations and business prospects and our ability to make payments on the new notes.

As of September 30, 2015, we had approximately $744.4 million of total long-term debt, net of capital leases, $400.0 million of which was our 5.625% Senior Notes due 2022 (the “2022 Notes”) and $344.4 million of which was our notes. With no borrowings outstanding under our revolving credit facility, we had an available borrowing capacity of $546.1 million (net of $38.9 million of outstanding letters of credit). Our level of indebtedness could affect our operations in several ways, including the following:

•	requiring us to dedicate a substantial portion of our cash flow from operations to service our existing debt, thereby reducing the cash available to finance our operations and other business activities and limiting our flexibility in planning for or reacting to changes in our business and the industry in which we operate;

•	increasing our vulnerability to economic downturns and adverse developments in our business;

•	limiting our ability to access the capital markets to raise capital on favorable terms or to obtain additional financing for working capital, capital expenditures or acquisitions or to refinance existing indebtedness;

•	placing restrictions on our ability to obtain additional financing, make investments, lease equipment, sell assets and engage in business combinations;

•	placing us at a competitive disadvantage relative to competitors with lower levels of indebtedness in relation to their overall size or less restrictive terms governing their indebtedness; and

•	making it more difficult for us to satisfy our obligations under the new notes or other debt and increasing the risk that we may default on our debt obligations.

Our leverage could have important consequences to investors in the new notes. We will require substantial cash flow to meet our principal and interest obligations with respect to the new notes and our other indebtedness. Our ability to make scheduled payments, to refinance our obligations with respect to our indebtedness or our ability to obtain additional financing in the future will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors. We believe that we will have sufficient cash flow from operations and available borrowings under our revolving credit facility to service our indebtedness. However, a significant downturn in our business or other development adversely affecting our cash flow could materially impair our ability to service our indebtedness. If our cash flow and capital resources are insufficient to fund our debt service obligations, we may be forced to refinance all or a portion of our debt or sell assets. We cannot assure you that we would be able to refinance our existing indebtedness or sell assets on terms that are commercially reasonable.

Despite our current level of indebtedness, we may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial indebtedness.

We may be able to incur substantial additional indebtedness in the future, subject to certain limitations, including under our revolving credit facility and under the indentures for 2022 Notes and the new notes. If new debt is added to our current debt levels, the related risks that we now face could increase. Our level of indebtedness could, for instance, prevent us from engaging in transactions that might otherwise be beneficial to us or from making desirable capital expenditures. This could put us at a competitive disadvantage relative to other less leveraged competitors that have more cash flow to devote to their operations. In addition, the incurrence of additional indebtedness could make it more difficult to satisfy our existing financial obligations, including those relating to the new notes.

Restrictions in our revolving credit facility and the indentures governing our senior notes could adversely affect our business, results of operations and financial condition.

Our revolving credit facility and the indentures governing our senior notes limit our ability to, among other things:

•	incur additional debt;

•	make cash distributions on, or redeem or repurchase, units;

•	make certain investments and acquisitions;

•	incur certain liens or permit them to exist;

•	enter into certain transactions with affiliates;

•	merge or consolidate with another company or otherwise engage in a change of control; and

•	transfer or otherwise dispose of assets.

Our revolving credit facility and the indentures governing our senior notes also contain covenants requiring us to maintain or not exceed certain financial ratios.

Provisions of our revolving credit facility and the indentures governing our senior notes may affect our ability to obtain future financing and pursue attractive business opportunities and our flexibility in planning for, and reacting to, changes in business conditions. In addition, a failure to comply with the provisions of the revolving credit facility and the indentures governing our senior notes could result in a default or an event of default that could enable our lenders to declare the outstanding principal of that debt, together with accrued and unpaid interest, to be immediately due and payable. If the payment of our debt is accelerated, our assets may be insufficient to repay such debt in full.

The new notes and the guarantees are unsecured and effectively subordinated to our and our subsidiary guarantors’ existing and future secured indebtedness.

The new notes and the guarantees are general unsecured senior obligations ranking effectively junior in right of payment to all existing and future secured debt of ours and that of any subsidiary guarantor, including obligations under our revolving credit facility, to the extent of the value of the collateral securing the debt. If we or any subsidiary guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any secured debt of ours or of such subsidiary guarantor will be entitled to be paid in full from our assets or the assets of such subsidiary guarantor, as applicable, securing that debt before any payment may be made with respect to the new notes or the affected guarantees. Holders of the new notes will participate ratably with all holders of our other unsecured indebtedness that does not rank junior to the new notes, including all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets. In any of the foregoing events, we cannot assure you that there will be sufficient assets to pay amounts due on the new notes. As a result, holders of the new notes would likely receive less, ratably, than holders of secured indebtedness.

The new notes and the guarantees are structurally subordinated to all liabilities of our non- guarantor subsidiaries.

The new notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries that are not guaranteeing the new notes. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the new notes, or to make any funds available therefor, whether by loans, distributions or other payments. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those non-guarantor subsidiaries, and the consequent rights of holders of notes to realize proceeds from the sale of any of those non-guarantor subsidiaries’ assets, will be effectively subordinated to the claims of those non-guarantor subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those non-guarantor subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to us. As of November 24, 2015, our non-guarantor subsidiaries had no material indebtedness outstanding.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.

Borrowings under our revolving credit facility bear interest at variable rates and expose us to interest rate risk. If interest rates increase and we are unable to effectively hedge our interest rate risk, our debt service obligations on the variable rate indebtedness would increase even if the amount borrowed remained the same, and our cash available for servicing our indebtedness would decrease. A 1.0% increase in interest rates on the debt outstanding under our facility during the nine months ended September 30, 2015 would have cost us approximately $0.7 million in additional interest expense.

We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the Indenture.

Upon the occurrence of specific kinds of change of control events, the Indenture governing the notes will require us to make an offer to repurchase all such notes at 101% of the principal amount thereof, plus accrued and unpaid interest (and liquidated damages, if any) to the date of repurchase. However, it is possible that we will not have sufficient funds, or the ability to raise sufficient funds, at the time of the change of control to make the required repurchase of the notes. In addition, restrictions under our revolving credit facility may not allow us to make such a repurchase upon a change of control. If we could not refinance our revolving credit facility or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the notes, which would constitute an event of default under the Indenture. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “Change of Control” under the Indenture. Because the definition of change of control under our revolving credit facility differs from that under the Indenture, there may be a change of control and resulting default under our revolving credit facility at a time when no change of control has occurred under the Indenture. See “Description of Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the Indenture governing the notes includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of the Partnership and its subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Partnership and its subsidiaries taken as a whole to another person or group may be uncertain.

Because substantially all of our operations are conducted through our subsidiaries, our ability to service our debt is largely dependent on our receipt of distributions or other payments from our subsidiaries.

Substantially all of our operations are conducted through our subsidiaries. As a result, our ability to make interest and principal payments on the new notes is largely dependent on the earnings of our subsidiaries and the payment of those earnings to us in the form of dividends, loans or advances and through repayment of loans or advances from us. Unless they are guarantors, our subsidiaries do not have any obligation to pay amounts due on the new notes or to make funds available for that purpose. Payments to us by our subsidiaries will be contingent upon our subsidiaries’ earnings and other business considerations and may be subject to statutory or contractual restrictions.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, our subsidiary guarantees can be voided, or claims under the subsidiary guarantees may be subordinated to all other debts of that subsidiary guarantor if, among other things, the subsidiary guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

Our subsidiary guarantees may also be voided, without regard to the above factors, if a court found that the subsidiary guarantor entered into the guarantee with the intent to hinder, delay or defraud its creditors. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a subsidiary guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the subsidiary guarantor did not substantially benefit directly or indirectly from the issuance of the guarantee. If a court were to void a subsidiary guarantee, you would no longer have a claim against the subsidiary guarantor. Sufficient funds to repay the new notes may not be available from other sources, including the remaining subsidiary guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law such that we cannot be sure as to the standard that a court would use to determine whether or not we or any subsidiary guarantor was solvent at the relevant time, or regardless of the standard the court uses, that the issuance of the new notes or any such future guarantee would not be voided or that the notes or any such guarantee would not be subordinated to the Issuers’ or such guarantor’s other debt (as applicable). Generally, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair value of all of its assets;

•	the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature;

•	or it could not pay its debts as they become due.

The indenture governing the 2022 Notes and the indenture governing the new notes contain a provision intended to limit each subsidiary guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer.

Such provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law. This provision may not be effective to protect the guarantees from being avoided under fraudulent transfer law; a bankruptcy court decision in Florida (which was reinstated by the applicable federal circuit court of appeals on other grounds) questioned the validity of such a customary savings clause in a guarantee.

Your ability to transfer the notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market for the notes will develop or persist.

The old notes have not been registered under the Securities Act, and may not be resold by holders thereof unless the old notes are subsequently registered or an exemption from the registration requirements of the Securities Act is available. However, we cannot assure you that, even following registration or exchange of the old notes for new notes, that an active trading market for the old notes or the new notes will exist (or persist, if developed), and we will have no obligation to create such a market. At the time of the private placement of the old notes, the initial purchasers advised us that they intended to make a market in the old notes and, if issued, the new notes. The initial purchasers are not obligated, however, to make a market in the old notes or the new notes, and any market making may be discontinued at any time at their sole discretion. No assurance can be given as to the liquidity of or trading market for the old notes or the new notes.

The liquidity of any trading market for the notes and the market price quoted for the notes will depend on many factors, including among other things:

•	changes in the overall market for non-investment grade securities;

•	changes in our financial performance or prospects;

•	the prospects for companies in our industry generally;

•	the number of holders of the notes;

•	the interest of securities dealers in making a market for the notes; and

•	prevailing interest rates.

In addition, the market for non-investment grade indebtedness has been historically subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. The market for the notes, if any, may be subject to similar disruptions. Any such disruption could adversely affect the value of the notes.

Receipt of payment on the new notes, as well as the enforcement of remedies under the guarantees, may be limited in bankruptcy or in equity.

An investment in the new notes, as in any type of security, involves insolvency and bankruptcy considerations that investors should carefully consider. If we or any of the subsidiary guarantors become a debtor subject to insolvency proceedings under the bankruptcy code, it is likely to result in delays in the payment of the new notes and in the exercise of enforcement remedies under the new notes or the guarantees. Provisions under the bankruptcy code or general principles of equity that could result in the impairment of your rights include the automatic stay, avoidance of preferential transfers by a trustee or a debtor-in-possession, substantive consolidation, limitations of collectability of unmatured interest or attorneys’ fees and forced restructuring of the new notes.

If a bankruptcy court substantively consolidated us and our subsidiaries, the assets of each entity would be subject to the claims of creditors of all entities. This would expose you not only to the usual impairments arising from bankruptcy, but also to potential dilution of the amount ultimately recoverable because of the larger creditor base. Furthermore, forced restructuring of the new notes could occur through the “cram-down” provision of the bankruptcy code. Under this provision, the new notes could be restructured over your objections as to their general terms, primarily interest rate and maturity.

A ratings agency downgrade could lead to a decrease in the market price of the new notes, if any, and increased borrowing costs.

If one or more rating agencies that rate the notes either assigns the notes a rating lower than the rating expected by investors, or reduces its rating in the future, the market price of the new notes, if any, would be adversely affected, raising capital may become more difficult for us, and borrowing costs under future borrowings may increase.

Many of the covenants contained in the Indenture governing the notes will terminate if the notes are rated investment grade by each of Standard & Poor’s Ratings Services and Moody’s Investor Service, Inc. and no default has occurred and is continuing.

If at any time the notes receive an investment grade rating by each of Standard & Poor’s and Moody’s and no default has occurred and is continuing under the Indenture, many of the covenants in the Indenture governing the notes will terminate. These covenants restrict, among other things, our ability to pay distributions, incur debt and to enter into certain other transactions. As a result, upon the occurrence of such an investment grade rating, holders of the notes will not have the protection of these covenants, and we will have greater flexibility to incur indebtedness and make restricted payments. There can be no assurance that the notes will ever be rated investment grade. However, termination of these covenants would allow us to engage in certain transactions that would not have been permitted while these covenants were in force, and the effects of any such transactions will be permitted to remain in place even if the notes are subsequently downgraded below investment grade. See “Description of Notes.”

Our tax treatment depends on our status as a partnership for U.S. federal income tax purposes. If the IRS were to treat us as a corporation for U.S. federal income tax purposes, taxes paid, if any, would reduce the amount of cash available for payment of principal and interest on the notes and could cause a reduction in the value of the notes.

Despite the fact that we are a limited partnership under Delaware law, a publicly traded partnership such as us may be treated as a corporation for U.S. federal income tax purposes unless it satisfies a “qualifying income” requirement. Failing to meet the qualifying income requirement or a change in current law may cause us to be treated as a corporation for U.S. federal income tax purposes. For example, from time to time, members of the U.S. Congress propose and consider substantive changes to the existing U.S. federal income tax laws that affect certain publicly traded partnerships. We are unable to predict whether any such proposals will ultimately be enacted. Moreover, any modification to the federal income tax laws and interpretations thereof may or may not be applied retroactively.

If we were treated as a corporation for U.S. federal income tax purposes, we would pay federal income tax on our taxable income at the corporate tax rates, currently at a maximum rate of 35%, and would likely pay state income tax at varying rates. Any such tax imposed on us would reduce our cash available for payment of principal and interest on the notes and could cause a reduction in the value of the notes.

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

At the closing of the offering of the old notes, we and the guarantors of the notes entered into a registration rights agreement with the initial purchasers of the old notes. In the registration rights agreement, we agreed, for the benefit of the holders of the old notes, at our cost, to do the following:

•	file an exchange offer registration statement with the SEC with respect to the exchange offer for the new notes;

•	use commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act; and

•	use commercially reasonable efforts to complete the exchange offer not later than 60 days after the registration statement is declared effective.

We further agreed to keep the exchange offer open for a period of not less than 20 business days (or longer if required by applicable law) after the date that the notice of the exchange offer is mailed to the holders of the old notes.

For each old note surrendered to us as of the expiration date of the exchange offer, the holder of that old note will receive a new note having a principal amount equal to that of the surrendered old note. Interest payments on the new notes will be made semi-annually in cash in arrears on May 15 and November 15 of each year, commencing on November 15, 2015. Interest on each new note will accrue (a) from the later of (i) the last interest payment date on which interest was paid on the old note surrendered in exchange for such new note or (ii) if the old note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date or (b) if no interest has been paid on such old note, from May 14, 2015, the settlement date of the old notes.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that, subject to the exceptions discussed below, the new notes issued in exchange for old notes may be offered for resale, resold and otherwise transferred by any new note holder without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

•	the holder is not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act;

•	the new notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in the distribution of the new notes.

Holders that are broker-dealers may be deemed “underwriters” within the meaning of the Securities Act in connection with any resale of new notes acquired in the exchange offer. As a result, the registration rights agreement contemplates that the prospectus for the exchange offer include certain information necessary to allow a broker-dealer who holds old notes that were acquired for its own account as a result of market-making activities or other ordinary course trading activities (other than old notes acquired directly from us or one of our affiliates) to exchange those old notes under the exchange offer and to satisfy the prospectus delivery requirements in connection with resales of new notes received by that broker-dealer in the exchange offer. The inclusion of such information is needed because any broker-dealer who acquires old notes for its own account as a result of market-making activities or other trading activities is required to deliver a prospectus meeting the requirements of the Securities Act. This prospectus covers the offer and sale of the new notes under the exchange offer and the resale of new notes received in the exchange offer by any broker-dealer who held old notes acquired for its own account as a result of market-making activities or other trading activities other than old notes acquired directly from us or one of our affiliates.

Any holder who (i) tenders in the exchange offer with the intention of participating in any manner in a distribution of the new notes or (ii) is a broker-dealer that acquired its old notes directly from us and not as a result of market-making activities or other trading activities:

•	cannot rely on the position of the staff of the SEC set forth in Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991); Shearman & Sterling, SEC No-Action Letter (July 2, 1993) or similar interpretive letters; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.

If, as stated above, a holder cannot rely on the position of the staff of the SEC set forth in “Exxon Capital Holdings Corporation” or similar interpretive letters, any effective registration statement used in connection with a secondary resale transaction must contain the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K under the Securities Act.

Each holder of the old notes who desires to exchange old notes for the new notes in the exchange offer will be required to make the representations described below under “—Procedures for Tendering—Your Representations to Us.” Holders that are broker-dealers must acknowledge that they acquired their old notes in market-making activities or other trading activities and must deliver a prospectus when they resell the new notes they acquire in the exchange offer in order not to be deemed an underwriter.

We further agreed to file with the SEC a shelf registration statement to register for public resale of old notes and to use commercially reasonable efforts to keep effective such shelf registration statement until the earlier of (i) two years after the settlement date of the old notes or (ii) such time as all old notes covered by the shelf registration statement have been sold (such earlier time, the “Shelf Effectiveness Period”), if:

•	because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer;

•	the exchange offer is not consummated within 365 days of May 14, 2015;

•	in certain circumstances, the initial purchasers of the old notes so request; or

•	in the case of any holder that participates in the exchange offer, such holder does not receive new notes that may be sold without restriction under state and federal securities laws (other than due solely to the status of such holder as an affiliate of ours within the meaning of the Securities Act).

The registration rights agreement provides that if:

(1) on or prior to the 365th day after the settlement date of the old notes, (i) the exchange offer has not been consummated or (ii) a shelf registration statement covering resales of the old notes (if required by either of the first two bullet points in the immediately preceding paragraph) has not become effective;

(2) we are required to file a shelf registration statement covering resales of the old notes pursuant to the third bullet in the immediately preceding paragraph and such shelf registration statement is not declared effective by the later of (i) the 365th day after the settlement date of the old notes or (ii) 90 days after the obligation to file such shelf registration statement arose under the registration rights agreement; or

(3) any required shelf registration statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable during the Shelf Effectiveness Period (subject to certain exceptions) (each such event referred to in clauses (1) through (3) above, a “Registration Default”);

then the interest rate on the old notes will be increased by 0.25% per annum during the 90-day period immediately following the occurrence of any such Registration Default, and will increase by 0.25% per annum at the end of each subsequent 90-day period, but in no event will the increase exceed 1.00% per annum. The additional interest shall accrue until the exchange offer is completed or the shelf registration statement is declared effective (or again becomes effective) under the Securities Act, as applicable. The amount of additional interest payable pursuant to the provisions described above will not increase more than once in any of the 90 day periods described above if more than one of the Registration Defaults have occurred and are continuing.

In the event that a shelf registration statement covering resales of the old notes is filed, we will provide to each holder whose old notes are registered under such shelf registration statement copies of the prospectus that is a part of such shelf registration statement, notify each such holder when such shelf registration statement has become effective and take certain other actions as are required to permit unrestricted resales of the old notes. A holder that sells old notes pursuant to a shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreement that are applicable to such a holder (including certain indemnification rights and obligations). In addition, we may require each holder whose old notes are registered under such shelf registration statement to furnish us with such information regarding such holder and the proposed disposition by such holder of its old notes.

If we effect the registered exchange offer, we will be entitled to close the registered exchange offer after 20 business days (or longer if required by applicable law) following the date notice of the exchange offer is mailed to the holders of the old notes as long as we have accepted all old notes validly tendered and not validly withdrawn in accordance with the terms of the exchange offer. Except in the limited circumstances set forth in the registration rights agreement, after consummation of the exchange offer, holders of old notes that are not prohibited from participating in the exchange offer will have no registration or exchange rights under the registration rights agreement. See “—Consequences of Failure to Exchange.”

This summary of the material provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement, which is incorporated by reference into this prospectus.

Terms of the Exchange Offer

Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any old notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. We will issue new notes in a principal amount equal to the principal amount of old notes surrendered in the exchange offer. Old notes may be tendered only for new notes and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The exchange offer is not conditioned on any minimum aggregate principal amount of old notes being tendered for exchange.

As of the date of this prospectus, $350 million in aggregate principal amount of the old notes is outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of old notes. There will be no fixed record date for determining registered holders of old notes entitled to participate in the exchange offer.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the Indenture.

We will be deemed to have accepted for exchange properly tendered old notes when we have given oral (promptly followed in writing) or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.

If you tender old notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of old notes. We will pay all charges and expenses, other than certain applicable taxes described below, in connecting with the exchange offer. It is important that you read the section labeled “—Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.

We will return any old notes that we do not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

Expiration Date

The exchange offer will expire at 5:00 p.m., New York City time, on                     , 2015, (the 20th business day following the date of this prospectus) unless, in our sole discretion, we extend it.

Extensions, Delays in Acceptance, Termination or Amendment

We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any old notes by giving oral (promptly followed in writing) or written notice of an extension to the holders. During any extensions, all old notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.

In order to extend the exchange offer, we will notify the exchange agent orally (promptly followed in writing) or in writing of any extension. We will notify the registered holders of old notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.

If any of the conditions described below under “—Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion:

•	to delay accepting for exchange any old notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,

by giving oral (promptly followed in writing) or written notice of the delay, extension or termination to the exchange agent. Subject to the terms of the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination, or amendment will be followed promptly by oral (promptly followed in writing) or written notice thereof to the registered holders of old notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose that amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the old notes. Depending on the significance of the amendment and the manner of disclosure to the registered holders, we may extend the exchange offer. In the event of a material change in the exchange offer, including the waiver by us of a material condition, we will extend the exchange offer period if necessary so that at least five business days remain in the exchange offer following notice of the material change.

Conditions to the Exchange Offer

We will not be required to accept for exchange, or issue any new notes in exchange for, any old notes if the exchange offer, or the making of any exchange by a holder of old notes, would violate applicable law or applicable interpretations of the staff of the SEC. Similarly, we may terminate the exchange offer as provided in this prospectus before accepting old notes for exchange in the event of a potential violation.

In addition, we will not be obligated to accept for exchange the old notes of any holder that has not made to us the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.

We expressly reserve the right to amend or terminate the exchange offer, and to reject for exchange any old notes not previously accepted for exchange, on the occurrence of any of the conditions to the exchange offer specified above. We will give prompt oral (promptly followed in writing) or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable.

These conditions are for our sole benefit, and we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. These rights will be deemed ongoing rights that we may assert at any time or at various times.

In addition, we will not accept for exchange any old notes tendered, and will not issue new notes in exchange for these old notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

Procedures for Tendering

In order to participate in the exchange offer, you must properly tender your old notes to the exchange agent as described below. It is your responsibility to properly tender your old notes. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.

If you have any questions or need help in exchanging your old notes, please call the exchange agent, whose address and phone number are set forth in “Prospectus Summary—The Exchange Offer—Exchange Agent.”

All of the old notes were issued in book-entry form, and all of the old notes are currently represented by global certificates held for the account of DTC. We have confirmed with DTC that the old notes may be tendered using the ATOP procedures instituted by DTC. The exchange agent will establish an account with DTC for purposes of the exchange offer promptly after the commencement of the exchange offer and DTC participants may electronically transmit their acceptance of the exchange offer by causing DTC to transfer their old notes to the exchange agent using the ATOP procedures. In connection with the transfer, DTC will send an “agent’s message” to the exchange agent. The agent’s message will be deemed to state that DTC has received instructions from the participant to tender old notes and that the participant agrees to be bound by the terms of the letter of transmittal.

By using the ATOP procedures to exchange old notes, you will not be required to deliver a letter of transmittal to the exchange agent. However, you will be bound by its terms just as if you had signed it.

There is no procedure for guaranteed late delivery of the old notes.

Determinations Under the Exchange Offer

We will determine in our sole discretion all questions as to the validity, form, eligibility (including time of receipt), acceptance of tendered old notes, and withdrawal of tendered old notes. Our determination will be final and binding. We reserve the absolute right to reject any old notes not properly tendered or any old notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of old notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of old notes will not be deemed made until the defects or irregularities have been cured or waived. Any old notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, promptly following the expiration date.

When We Will Issue New Notes

In all cases, we will issue new notes for old notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	a book-entry confirmation of the old notes into the exchange agent’s account at DTC; and

•	a properly transmitted agent’s message.

Return of Old Notes Not Accepted or Exchanged

If we do not accept any tendered old notes for exchange or if old notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-exchanged old notes will be returned without expense to their tendering holder. The non-exchanged old notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.

Your Representations to Us

By agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	any new notes that you receive will be acquired in the ordinary course of your business;

•	you are not engaging and do not intend to engage in the distribution of old notes or new notes within the meaning of the Securities Act;

•	you have no arrangement or understanding with any person to participate in the distribution of old notes or new notes within the meaning of the Securities Act;

•	you are not our “affiliate,” as defined in Rule 405 of the Securities Act; and

•	if you are a broker-dealer, that you will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus (or to the extent permitted by law, make available a prospectus) in connection with any resale of the new notes.

Withdrawal of Tenders

Except as otherwise provided in this prospectus, you may withdraw your tender at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal of a tender to be effective, a written or facsimile transmission notice of withdrawal, or a properly transmitted “request message” through ATOP, must be received by the Exchange Agent prior to the Expiration Date at its address set forth under “Prospectus Summary—Exchange Offer—Exchange Agent.” Any such written or facsimile-transmitted notice must:

•	set forth the name of the tendering holder;

•	the principal amount of old notes delivered for exchange; and

•	a statement that such holder is withdrawing its election to have such old notes exchanged.

We will determine all questions as to the validity, form, eligibility, and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any old notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.

Any old notes that have been tendered for exchange but are not exchanged for any reason will be credited to an account maintained with DTC for the old notes. This crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn old notes by following the procedures described under “—Procedures for Tendering” above at any time before 5:00 p.m., New York City time, on the expiration date.

Fees and Expenses

We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by fax, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.

We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses.

We will pay the cash expenses to be incurred in connection with the exchange offer. They include, without limitation:

•	all SEC and stock exchange registration and filing fees;

•	all fees and expenses of compliance with state “blue sky” or securities laws;

•	word processing, printing and distribution expenses; and

•	our legal fees and accounting fees.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange

If you do not exchange your old notes for new notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the old notes. In general, you may not offer or sell the old notes unless the offer or sale is either registered under the Securities Act or exempt from the registration under the Securities Act and applicable state securities laws. Except in the limited circumstances required by the registration rights agreement, we do not intend to register resales of the old notes under the Securities Act.

In addition, after the consummation of the exchange offer, it is anticipated that the outstanding principal amount of the old notes available for trading will be significantly reduced. The reduced float may adversely affect the liquidity and market price of the old notes. A smaller outstanding principal amount of old notes available for trading may also make the price of the old notes more volatile.

Accounting Treatment

We will record the new notes in our accounting records at the same carrying value as the old notes. This carrying value is the aggregate principal amount of the old notes less any bond discount, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.

Other

Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any proceeds from the issuance of the new notes in the exchange offer. In consideration for issuing the new notes as contemplated by this prospectus, we will receive old notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the old notes, except the new notes will be registered under the Securities Act and will not contain restrictions on transfer, registration rights or provisions for additional interest. Old notes surrendered in exchange for the new notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in outstanding indebtedness.

DESCRIPTION OF NOTES

General

The old notes were issued and the new notes will be issued under an Indenture, dated as of the Issue Date (the “Indenture”), among the Issuers, the Subsidiary Guarantors and Wilmington Trust, National Association, as trustee. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (the “Trust Indenture Act”).

If the exchange offer contemplated by this prospectus is consummated, holders of old notes who do not exchange those old notes for new notes in the exchange offer will vote together with holders of new notes for all relevant purposes under the Indenture. In that regard, the Indenture requires that certain actions by the holders thereunder must be taken, and certain rights must be exercised, by specified minimum percentages of the aggregate principal amount of the outstanding securities issued under the Indenture. In determining whether holders of the requisite percentage in principal amount have given any notice, consent or waiver or taken any other action permitted under the Indenture, any old notes that remain outstanding after the exchange offer will be aggregated with the new notes, and the holders of such old notes and the new notes will vote together as a single class for all such purposes. Accordingly, all references herein to specified percentages in aggregate principal amount of the notes outstanding shall be deemed to mean, at any time after the exchange offer is consummated, such percentages in aggregate principal amount of the old notes and the new notes then outstanding.

The issuance of new notes in this offering will be limited to $350,000,000 in aggregate principal amount. The Issuers may issue additional notes under the Indenture from time to time after this offering (the “Additional Notes”), subject to the covenant described below under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Any Additional Notes will be part of the same series as the new notes that we are currently offering and will vote on all matters with the holders of the notes and will be treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references in this description to “Notes” include the old notes, the new notes and any Additional Notes that are actually issued.

You can find the definitions of certain capitalized terms used in this description under the subheading “Certain Definitions.” In this description, the “Company,” “we” and “our” refer only to Rose Rock Midstream, L.P. and not to any of its Subsidiaries. “Finance Corp.” refers only to Rose Rock Finance Corporation, a direct wholly-owned subsidiary of the Company. The “Issuers” means the Company and Finance Corp., collectively, and does not include any other Subsidiary of the Company. The “General Partner” means Rose Rock Midstream GP, LLC, a Delaware limited liability company, and its successors and permitted assigns as general partner of the Company or as the business entity with the ultimate authority to manage the business and operations of the Company.

The following description is only a summary of certain material provisions of the Notes and the Indenture and is subject to, and is qualified in its entirety by reference to, the Notes and the Indenture. We urge you to read the Indenture because it, and not this description, define your rights as a holder of Notes. Copies of the Indenture are available upon request to the Company at our address set forth under the heading “Where You Can Find More Information.”

Finance Corp.

Finance Corp. is a direct wholly-owned subsidiary of the Company that has no material assets and was incorporated in Delaware for the sole purpose of being a co-issuer of certain of the Company’s debt, including the Notes.

Brief Description of Notes

The Notes:

•	are unsecured senior obligations of the Issuers;

•	are non-recourse to our General Partner and its owners;

•	rank pari passu in right of payment with all existing and future Senior Indebtedness of the Issuers, including Indebtedness under the Senior Credit Facility and the Issuers’ existing senior notes;

•	are effectively subordinated to all Secured Indebtedness of the Issuers to the extent of the value of the collateral securing such Indebtedness, including Indebtedness under the Senior Credit Facility;

•	are structurally subordinated to all existing and future claims of creditors (including trade creditors) and holders of Preferred Stock of Subsidiaries of the Issuers that do not guarantee the Notes, including our Unrestricted Subsidiaries;

•	rank senior in right of payment to any future Subordinated Indebtedness of the Issuers; and

•	are guaranteed on a senior unsecured basis by the Subsidiary Guarantors, including any of our subsidiaries that guarantee the Senior Credit Facility.

Principal, Maturity and Interest

The Issuers initially issued the Notes in an aggregate principal amount of $350.0 million.

Interest on the Notes accrues at the rate of 5.625% per annum and will be payable in cash semi-annually in arrears on each May 15 and November 15, commencing November 15, 2015. The Issuers will make each interest payment to the Holders of record of the Notes on the immediately preceding May 1 and November 1. Interest on the Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date.

Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Notes will mature on November 15, 2023. The Notes were issued in denominations of $2,000 and any integral multiples of $1,000 in excess of $2,000. If an interest payment date, redemption date or the maturity date falls on a day that is not a Business Day, the related payment of principal or interest will be made on the next succeeding Business Day and no interest shall accrue for the intervening period.

Subsidiary Guarantees

Each Subsidiary Guarantor, as a primary obligor and not merely as a surety, jointly and severally, irrevocably and unconditionally guarantee the Issuers’ obligations under the Indenture and the Notes on a senior unsecured basis. Finance Corp., which is the co-issuer of the Notes, does not guarantee the Notes. Each Subsidiary Guarantee of the Notes is a general unsecured obligation of the applicable Subsidiary Guarantor, will rank pari passu in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor, including such Subsidiary Guarantor’s guarantee of the Senior Credit Facility and its guarantee of the Issuers’ existing senior notes is effectively subordinated to all Secured Indebtedness of such Subsidiary Guarantor, including such Subsidiary Guarantor’s guarantee of the Senior Credit Facility, to the extent of the value of the collateral securing such Indebtedness, and will rank senior in right of payment to any future Subordinated Indebtedness of such Subsidiary Guarantor. The Subsidiary Guarantee of such Subsidiary Guarantor is structurally subordinated to all existing and future claims of creditors (including trade creditors) and holders of Preferred Stock of Subsidiaries of such Subsidiary Guarantor that do not guarantee the Notes, including any Unrestricted Subsidiaries.

As of the date of this prospectus, all of our Subsidiaries other than White Cliffs Pipeline, L.L.C. are Restricted Subsidiaries. Under the circumstances described below under “Certain Covenants—Limitation on

Restricted Payments” and the definition of “Unrestricted Subsidiary,” however, we will be permitted to designate certain of our existing and future Subsidiaries as “Unrestricted Subsidiaries.” Our Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture and will not guarantee the Notes. We also note that Glass Mountain Pipeline, LLC, which is owned 50% by our wholly owned Subsidiary, does not qualify as a “Subsidiary” under the Indenture and will not guarantee the Notes.

Each Subsidiary Guarantee contains a provision intended to limit the Subsidiary Guarantor’s liability thereunder to the maximum amount that it could incur without causing the incurrence of obligations under its Subsidiary Guarantee to be a fraudulent transfer. This provision may not, however, be effective to protect a Subsidiary Guarantee from being voided under fraudulent transfer law or may reduce the Subsidiary Guarantor’s obligation to an amount that effectively makes its Subsidiary Guarantee worthless. See “Risk Factors—Risks Related to Our Indebtedness and the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.”

Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all its assets to (A) the Company or another Subsidiary Guarantor without limitation or (B) any other Persons upon the terms and conditions set forth in the Indenture. See “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets.”

The Subsidiary Guarantee of a Subsidiary Guarantor will automatically and unconditionally be released and discharged upon:

(1) (a) the sale, disposition or other transfer (including through merger or consolidation) of all of the Capital Stock (or any sale, disposition or other transfer of Capital Stock following which such Subsidiary Guarantor is no longer a Restricted Subsidiary), or all or substantially all the assets, of such Subsidiary Guarantor (other than a sale, disposition or other transfer to a Restricted Subsidiary) if such sale, disposition or other transfer is made in compliance with the applicable provisions of the Indenture;

(b) the designation by the Company of such Subsidiary Guarantor as an Unrestricted Subsidiary in accordance with the provisions of the Indenture described under “Certain Covenants—Limitation on Restricted Payments” and the definition of “Unrestricted Subsidiary”;

(c) the release or discharge of such Subsidiary Guarantor from its guarantee of Indebtedness under the Senior Credit Facility or the guarantee that resulted in the obligation of such Subsidiary Guarantor to guarantee the Notes, if such Subsidiary Guarantor would not then otherwise be required to guarantee the Notes pursuant to the covenant described under “Certain Covenants—Future Subsidiary Guarantors” (treating any guarantees of such Subsidiary Guarantor that remain outstanding as incurred at least 30 days prior to such release or discharge); or

(d) the exercise by the Issuers of their legal defeasance option or their covenant defeasance option, as described under “Legal Defeasance and Covenant Defeasance” or if the Issuers’ obligations under the Indenture are discharged in accordance with the terms of the Indenture; and

(2) in the case of clause (1)(a) above, the release or discharge of such Subsidiary Guarantor from its guarantee, if any, of and all pledges and security, if any, granted in connection with, the Senior Credit Facility and any other Indebtedness of either of the Issuers.

Ranking

Secured Indebtedness Versus Notes

Payments of principal of, and premium, if any, and interest on, the Notes and the payment of any Subsidiary Guarantee rank pari passu in right of payment with all Senior Indebtedness of the Issuers or the relevant Subsidiary Guarantor, as the case may be, including the obligations of the Company and such Subsidiary

Guarantor under the Senior Credit Facility. However, the Notes and Subsidiary Guarantees are effectively subordinated in right of payment to all of the existing and future Secured Indebtedness and other secured obligations of the Issuers or the relevant Subsidiary Guarantor, as the case may be, to the extent of the value of the assets securing such Indebtedness and other secured obligations. As of September 30, 2015, after giving effect to the Transactions:

(1) the Company’s Senior Indebtedness (excluding unused commitments, undrawn letters of credit and any secured Hedging Obligations) would have been approximately $744.4 million, of which $0.0 million, consisting of Indebtedness under the Senior Credit Facility, would have been Secured Indebtedness; and

(2) the Subsidiary Guarantors’ Senior Indebtedness (excluding unused commitments, undrawn letters of credit and any secured Hedging Obligations) would have been approximately $744.4 million in the aggregate, of which $0.0 million, consisting of their respective guarantees with respect to the Senior Credit Facility, would have been Secured Indebtedness.

In addition, the Company would have had approximately $546.1 million of unused commitments (excluding undrawn letters of credit of $38.9 million) under the Senior Credit Facility and approximately $25.9 million of secured Bilateral Letters of Credit, all of which would constitute Secured Indebtedness when drawn. Although the Indenture contains limitations on the amount of additional Senior Indebtedness that the Company and its Restricted Subsidiaries may incur and the amount of additional Secured Indebtedness the Company and the Subsidiary Guarantors may incur, under certain circumstances the amount of such Senior Indebtedness and Secured Indebtedness could be substantial. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.”

In addition, certain of our Hedging Obligations constitute Secured Indebtedness. To the extent prices of the relevant commodities increase, the amount of this Secured Indebtedness could increase significantly. We expect to incur additional secured Hedging Obligations as part of our ongoing commodity risk management activities.

Liabilities of Subsidiaries Versus Notes

Substantially all of our operations are conducted through our Subsidiaries. Some of our Subsidiaries are not guaranteeing the Notes, and Subsidiary Guarantees may be released under certain circumstances, as described under “Subsidiary Guarantees.” In addition, our future Subsidiaries may not be required to guarantee the Notes, and our Unrestricted Subsidiaries are not required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding indebtedness or guarantees issued by such nonguarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such nonguarantor Subsidiaries over the claims of our creditors, including Holders. Accordingly, the Notes will be structurally subordinated to claims of creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

As of the date of this prospectus, the Issuers do not have any Subsidiaries that are not Subsidiary Guarantors other than White Cliffs Pipeline, L.L.C. White Cliffs Pipeline, L.L.C. is accounted for under the equity method. Under the equity method, we do not record the assets or liability of our investee. Instead, our interest in White Cliffs Pipeline, L.L.C. is reflected in one line as a noncurrent asset on our consolidated balance sheets.

Although the Indenture imposes requirements upon certain sales, conveyances and other transfers of assets by the Company and the Restricted Subsidiaries, such requirements do not prohibit such sales, conveyances or transfers but generally only require that the Company or the Restricted Subsidiaries receive fair market value for the asset, that a designated portion of the consideration is received in cash or, in certain cases, Cash Equivalents and that the Company or the Restricted Subsidiaries apply the net cash proceeds for specified purposes, including the retirement of certain Indebtedness or as an investment in additional assets. To the extent assets are transferred to Unrestricted Subsidiaries, those assets will no longer constitute assets of the Company or the Restricted

Subsidiaries, and the EBITDA associated with these assets will not be EBITDA of the Company and the Restricted Subsidiaries.

Mandatory Redemption; Offer to Purchase; Open Market Purchases

The Issuers are not required to make any mandatory redemption or sinking fund payments with respect to the Notes. However, under certain circumstances, the Issuers may be required to offer to purchase Notes as described under “Repurchase at the Option of Holders.”

The Issuers may from time to time acquire Notes by means other than a redemption, whether by tender offer, in open market purchases, through negotiated transactions or otherwise, in accordance with applicable securities laws.

Optional Redemption

Except as described below, the Notes are not redeemable at the Issuers’ option prior to May 15, 2019. From and after May 15, 2019, the Issuers may on one or more occasions redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ prior notice sent electronically or mailed by first-class mail to each Holder’s registered address, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest thereon to, but not including, the applicable redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on May 15 of each of the years indicated below:

Year	Percentage
2019	102.813%
2020	101.406%
2021 and thereafter	100.000%

Prior to May 15, 2018, the Issuers may, at their option, on one or more occasions, redeem up to 35% of the sum of the original aggregate principal amount of Notes and the original principal amount of any Additional Notes issued under the Indenture at a redemption price equal to 105.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon to, but not including, the redemption date, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings of the Company or any direct or indirect parent of the Company to the extent such net proceeds are contributed to the Company; provided that:

•	at least 65% of the sum of the aggregate principal amount of Notes originally issued under the Indenture and the original principal amount of any Additional Notes issued under the Indenture remain outstanding immediately after the occurrence of each such redemption; and

•	each such redemption occurs within 180 days of the date of closing of each such Equity Offering.

At any time prior to May 15, 2019, the Issuers may also redeem all or a part of the Notes, upon not less than 15 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date.

Selection and Notice

If the Issuers are redeeming less than all of the Notes at any time, the Trustee will select the Notes to be redeemed (a) if the Notes are listed on any national securities exchange (and such listing is known to the Trustee), in compliance with the requirements of the principal national securities exchange on which such Notes are listed, or (b) if the Notes are not so listed, on a pro rata basis, to the extent practicable or by lot or by such other method as may be required by the procedures of DTC; provided that no Notes of $2,000 or less shall be redeemed in part.

Notices of redemption shall be sent electronically or be mailed by first-class mail, postage prepaid, at least 15 days but not more than 60 days before the redemption date to each Holder at such Holder’s registered address, except that notices of redemption may be sent electronically or mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. If any Note is to be redeemed in part only, any notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed.

A new Note in principal amount equal to the unredeemed portion of any Note redeemed in part will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due and payable on the date fixed for redemption. On and after the redemption date, unless the Issuers default in payment of the redemption price, interest shall cease to accrue on Notes or portions thereof called for redemption.

Repurchase at the Option of Holders

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, the Company will be required to make an offer to purchase all of the Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to, but not including, the date of purchase, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Company will send notice of such Change of Control Offer by first-class mail or electronically, to each Holder to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1) a description of the transaction or transactions and identification of the ratings decline that together constitute a Change of Control Triggering Event and stating that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control Triggering Event,” and that all Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment;

(2) the purchase price and the purchase date, which will be no earlier than 15 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) any Note not properly tendered will remain outstanding and continue to accrue interest;

(4) unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) Holders will be entitled to withdraw their tendered Notes and their election to require the Company to purchase such Notes; provided that the paying agent receives, not later than the close of business on the last day of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Notes and its election to have such Notes purchased; and

(7) Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $2,000 or an integral multiple of $1,000 in excess of $2,000.

While the Notes are in global form and the Company makes an offer to purchase all of the Notes pursuant to the Change of Control Offer, a Holder may exercise its option to elect for the purchase of the Notes through the facilities of DTC, subject to its rules and regulations. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Notes pursuant to a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of the Indenture, or compliance with the Change of Control Triggering Event provisions of the Indenture would constitute a violation of any such law or regulation, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of the Indenture by virtue thereof.

On the Change of Control Payment Date, the Company will, to the extent permitted by law,

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Notes or portions thereof so tendered; and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Notes so accepted together with an Officer’s Certificate stating that such Notes or portions thereof have been tendered to and purchased by the Company.

The paying agent will promptly mail to each Holder the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail to each Holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess of $2,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

Except as described above with respect to a Change of Control Triggering Event, the Indenture will not contain provisions that permit the Holders to require either of the Issuers to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Senior Credit Facility provides, and future credit agreements or other agreements to which the Company becomes a party may provide, that certain change of control events with respect to the Company (including a Change of Control) would constitute a default thereunder and certain of these agreements may prohibit the Company from purchasing any Notes as a result of a Change of Control Triggering Event. The exercise of Holders of the Notes of their right to require the Company to repurchase the Notes upon a Change of Control Triggering Event could cause a default under those agreements, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase or other prepayments on the Company. In the event a Change of Control Triggering Event occurs at a time when the Company is prohibited from purchasing the Notes, the Company could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture that could, in turn, constitute a default under other indebtedness. If the Company experiences a change of control that triggers a default under the Senior Credit Facility or cross defaults under other Indebtedness, the Company could seek a waiver of such defaults or seek to refinance the Indebtedness outstanding under the Senior Credit Facility and such other Indebtedness. In the event the Company does not obtain such a waiver or refinance the Indebtedness outstanding under the Senior Credit Facility and such other Indebtedness, such defaults could result in amounts outstanding under the Senior Credit Facility and such other Indebtedness being declared due and payable. Our ability to pay cash to the Holders following the occurrence of a Change of Control Triggering Event may be limited by our then existing financial resources. See “Risk Factors—Risks Related to Investing in the New Notes—We may not have the funds necessary to finance the repurchase of the notes in connection with a change of control offer required by the Indenture.” Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Company will not be required to make a Change of Control Offer following a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the time and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer or (2) notice of redemption has been given pursuant to the Indenture as described above under “Optional Redemption,” unless and until there is a default in payment of the applicable redemption price. A Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The Change of Control Triggering Event purchase feature of the Notes may in certain circumstances make more difficult or discourage a sale or takeover of the Company and, thus, the removal of incumbent management. The Change of Control Triggering Event purchase feature is a result of negotiations between the Company and the Initial Purchasers. We have no present intention to engage in a transaction involving a Change of Control Triggering Event, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control Triggering Event under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.” Such restrictions can be waived with the consent of the holders of a majority in principal amount of the Notes then outstanding. Except for the limitations contained in such covenant, however, the Indenture will not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.

In the event that Holders of not less than 90% of the aggregate principal amount of the outstanding Notes accept a Change of Control Offer and the Company (or the third party making the Change of Control Offer as described above) purchases all of the Notes held by such Holders, the Company will have the right, upon not less than 15 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest on the Notes that remain outstanding to, but not including, the date of redemption, subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries, taken as a whole. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder may require the Company to make an offer to repurchase the Notes as described above. See “Risk Factors—Risks Related to Investing in the New Notes—Holders of the notes may not be able to determine when a change of control giving rise to their right to have the notes repurchased has occurred following a sale of ‘substantially all’ of our assets.”

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Asset Sales

The Indenture provides that the Company will not, and will not permit any Restricted Subsidiary to, cause, make or suffer to exist an Asset Sale unless:

(1) the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Company) of the assets or Equity Interests sold or otherwise disposed of; and

(2) other than in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Company’s most recent consolidated balance sheet or in the notes thereto) of the Company or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Notes, that are assumed by the transferee of any such assets (or a third party on behalf of the transferee) and for which the Company or such Restricted Subsidiary has been validly released by all relevant creditors in writing,

(b) any securities, notes or other obligations or assets received by the Company or such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Noncash Consideration received by the Company or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 4.0% of Total Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 365 days after any of the Company’s or any Restricted Subsidiary’s receipt of the Net Proceeds of any Asset Sale, the Company or such Restricted Subsidiary may, at its option, apply the Net Proceeds from such Asset Sale:

(1) to repay, redeem or repurchase Senior Indebtedness of the Company or any Restricted Subsidiary; or

(2) to an investment in (a) any one or more businesses; provided that such investment in any business is in the form of the acquisition of Capital Stock and results in the Company or any Restricted Subsidiary owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties, (c) capital expenditures and (d) acquisitions of other assets, that in each of (a), (b), (c) and (d) are used or useful in a Similar Business or replace the businesses, properties and assets that are the subject of such Asset Sale.

Any Net Proceeds from any Asset Sale that are not invested or applied in accordance with the preceding paragraph within 365 days from the date of the receipt of such Net Proceeds will be deemed to constitute “Excess Proceeds”; provided that if during such 365-day period the Company or a Restricted Subsidiary enters into a definitive binding agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) of the preceding paragraph after such 365th day, such 365-day period will be extended with respect to the amount of Net Proceeds so committed, but such extension will in no event be for a period longer than 180 days until such Net Proceeds are required to be applied in accordance with such agreement (or, if such agreement is terminated before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds from and after the date of such termination). When the aggregate amount of such Excess Proceeds exceeds $25.0 million, the Company will be required to make an offer to all Holders and, if required by the terms of any other Senior Indebtedness, to the holders of such other Senior Indebtedness (other than with respect to Hedging Obligations) (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of Notes and such other Senior Indebtedness that is an integral multiple of $1,000 (subject to any required minimum denominations) that may be purchased out of such Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Company will commence an Asset Sale Offer with respect to such Excess Proceeds within ten Business Days after the date that such Excess Proceeds exceed $25.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee. The Company may satisfy the foregoing obligations with respect to any Net Proceeds from an Asset Sale by making an Asset Sale Offer with respect to such Net Proceeds prior to the expiration of the relevant 365 days (or such longer period provided above) or with respect to Excess Proceeds of $25.0 million or less.

To the extent that the aggregate amount of Notes and such other Senior Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use any remaining Excess Proceeds for any purpose not prohibited by the Indenture. If the aggregate principal amount of Notes and other Senior Indebtedness surrendered by the holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select or cause to be selected the Notes and the Company or agent for such other Senior Indebtedness shall select such other Senior Indebtedness to be purchased on a pro rata basis based on the principal amount (or accreted value, if applicable) of the Notes or such other Senior Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds related to such Asset Sale Offer shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the Company or the applicable Restricted Subsidiary may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The procedures for an Asset Sale Offer will be substantially the same as for a Change of Control Offer. The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, or compliance with the Asset Sale provisions of the Indenture would constitute a violation of any such laws or regulations, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture, as applicable, by virtue thereof.

The agreements governing the Company’s other indebtedness and future credit agreements or other agreements to which the Company becomes a party may limit or prohibit, the Company from purchasing any Notes as a result of an Asset Sale Offer. The exercise of Holders of the Notes of their right to require the Company to repurchase the Notes in connection with an Asset Sale Offer could cause a default under those other agreements. In the event the Company is required to make an Asset Sale Offer at a time when the Company is prohibited by the terms of any Indebtedness from purchasing the Notes, the Company could seek the consent of its lenders to permit the purchase of the Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain such consent or repay such borrowings, the Company will remain prohibited from purchasing the Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture that could, in turn, constitute a default under other indebtedness.

The provisions under the Indenture relative to the Company’s obligation to make an offer to repurchase the Notes as a result of an Asset Sale may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture.

Limitation on Restricted Payments

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

(1) declare or pay any dividend or make any distribution on account of the Company’s or any Restricted Subsidiary’s Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation, other than

(x) dividends or distributions by the Company payable in Equity Interests (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase such Equity Interests (other than Disqualified Stock) or

(y) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly-Owned Subsidiary, the Company or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (except, in each case, in exchange for Equity Interests (other than Disqualified Stock) of the Company), including in connection with any merger or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than

(x) Indebtedness permitted under clauses (g)(1) and (g)(2) of the covenant described under “—Limitations on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(y) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above (other than the exceptions thereto) being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment no Default (except a Reporting Default) or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment and either:

(1) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is not less than 1.75 to 1.0, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (8) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made, is less than the sum, without duplication, of:

(a) Available Cash in respect of the Company’s immediately preceding fiscal quarter, plus

(b) the aggregate amount of Incremental Funds, minus

(c) the aggregate amount of Incremental Funds previously expended pursuant to this clause (1) and clause (2) below; or

(2) if the Fixed Charge Coverage Ratio for the Company’s most recently ended four full fiscal quarters for which internal financial statements are available at the time of such Restricted Payment is less than 1.75 to 1.00, such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries (excluding Restricted Payments permitted by clauses (2) through (8) of the next succeeding paragraph) with respect to the quarter for which such Restricted Payment is made (such Restricted Payments for purposes of this clause (2) meaning only distributions on limited partnership interests of the Company (including any common units, preferred units and subordinated units), plus the related distribution on the general partner interest and any distributions made with respect to incentive distribution rights to the General Partner), is less than the sum, without duplication, of:

(a) $75.0 million less the aggregate amount of all Restricted Payments made by the Company and its Restricted Subsidiaries pursuant to this clause (2)(a) since the Measuring Date, plus

(b) Incremental Funds to the extent not previously expended pursuant to this clause (2) or clause (1) above.

The foregoing provisions will not prohibit:

(1) the payment of any dividend or distribution or the consummation of any irrevocable redemption within 60 days after the date of declaration or giving notice of redemption thereof, if at the date of declaration or giving of the redemption notice, as applicable, such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) or Subordinated Indebtedness of the Company or any Subsidiary Guarantor or any Equity Interests of any direct or indirect parent company of the Company, in exchange for, or out of the proceeds of the substantially concurrent (i) contribution (other than from a Restricted Subsidiary) to the equity capital of the Company or (ii) sale (other than to a Restricted Subsidiary) of, Equity Interests of the Company (in each case, other than any contribution in exchange for, or any sale of, Disqualified Stock), with a sale being deemed substantially concurrent if such redemption, repurchase, retirement, defeasance or acquisition occurs not more than 120 days after such sale; provided, however, that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded (or deducted, if included) from the calculation of Available Cash and Incremental Funds;

(3) the defeasance, redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuers or a Subsidiary Guarantor made by exchange for, or out of the proceeds of the substantially concurrent issuance or other incurrence of, new Indebtedness of such Person that is incurred in compliance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as

(A) the principal amount of such new Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired for value, plus the amount of any premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired and any fees and expenses incurred in connection with the issuance of such new Indebtedness;

(B) such Indebtedness is subordinated to the Notes at least to the same extent as such Subordinated Indebtedness so defeased, redeemed, repurchased, acquired or retired;

(C) such Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired; and

(D) such Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so defeased, redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Company or any of its direct or indirect parent companies or any Restricted Subsidiary held by any future, present or former employee, director, manager or consultant of the Company, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $5.0 million (with unused amounts in any calendar year being carried over to succeeding calendar years and added to such amount); provided, further, that such amount in any calendar year may be increased by an amount not to exceed

(A) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Company and, to the extent contributed to the Company, Equity Interests of any of the Company’s direct or indirect parent companies, in each case to members of management, directors, managers or consultants of the Company, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, plus

(B) the cash proceeds of key man life insurance policies received by the Company and the Restricted Subsidiaries after the Issue Date, less

(C) the amount of any Restricted Payments previously made pursuant to clauses (A) and (B) of this clause (4);

and provided, further, that cancellation of Indebtedness owing to the Company from members of management, directors, managers or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary in connection with a repurchase of Equity Interests of the Company or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Company or any Restricted Subsidiary issued in accordance with the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of Fixed Charges;

(6) purchases, repurchases, redemptions or other acquisitions or retirements of Equity Interests deemed to occur upon exercise of unit options, warrants, incentives or other similar rights if such Equity Interests represent a portion of the exercise or exchange price of such options, warrants, incentives or similar rights, and the purchase, repurchase, redemption or other acquisition or retirement of Equity Interests made in lieu of withholding taxes resulting from the exercise or exchange of unit options, warrants, incentives or other similar rights;

(7) the declaration and payment of dividends by the Company to, or the making of loans to, its direct parent company in amounts required for the Company’s direct or indirect parent companies to pay

(A) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries;

(B) general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries; and

(C) reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(8) the repurchase, redemption or other acquisition or redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to provisions similar to those described under “Repurchase at the Option of Holders—Change of Control Triggering Event” and “Repurchase at the Option of Holders—Asset Sales”; provided that prior to such repurchase, redemption or other acquisition the Company (or a third party to the extent permitted by the Indenture) shall have made a Change of Control Offer or Asset Sale Offer, as the case may be, with respect to the Notes and shall have repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control or Asset Sale Offer; and

(9) other Restricted Payments, taken together with all other Restricted Payments made pursuant to this clause (9), not to exceed $50.0 million;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (4), (5) and (9), no Default (other than a Reporting Default) shall have occurred and be continuing or would occur as a consequence thereof.

The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by an officer of the Company (or the General Partner, if at the time of determination, the Company is a limited partnership) reasonably and in good faith and, in the case of amounts over $50.0 million, by the Board of Directors of the Company, whose determination shall be evidenced by a Board Resolution. For purposes of determining compliance with this “Restricted Payments” covenant, if a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in the preceding clauses (1) through (9), the Company will be permitted to classify (or later classify or reclassify in whole or in part in its sole discretion) such Restricted Payment in any manner that complies with this covenant.

As of the date of this prospectus, all of the Company’s Subsidiaries are Restricted Subsidiaries other than White Cliffs Pipeline, L.L.C., and we note that Glass Mountain Pipeline, LLC, which is owned 50% by our wholly owned Subsidiary, does not qualify as a “Subsidiary” under the Indenture. The Company will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last two sentences of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Company and the Restricted Subsidiaries (except to the extent repaid) in such Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (9), or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness), and the Company will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified

Stock or issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the Company’s and its Restricted Subsidiaries’ most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of the proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations not apply to any of the following items (collectively, “Permitted Debt”):

(a) Indebtedness incurred pursuant to Credit Facilities by the Company or any Restricted Subsidiary; provided that immediately after giving effect to any such incurrence, the aggregate principal amount of all Indebtedness incurred under this clause (a) and then outstanding does not exceed the greater of (i) $600.0 million and (ii) $400.0 million plus 30% of Total Assets;

(b) the incurrence by the Issuers and any Subsidiary Guarantor of Indebtedness represented by the Notes (including any Subsidiary Guarantees thereof) issued on the Issue Date and the Exchange Notes and related exchange guarantees to be issued in exchange for the Notes and the Subsidiary Guarantees issued on the Issue Date pursuant to the Registration Rights Agreement;

(c) Existing Indebtedness (other than Indebtedness described in clauses (a) and (b));

(d) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Company or any of the Restricted Subsidiaries to finance (whether prior to or within 270 days after) all or any part of the development, construction, purchase, lease, repairs, additions or improvement of property (real or personal), equipment or other fixed or capital assets that are used or useful in a Similar Business, whether or not through the direct purchase of assets or the Capital Stock of any Person owning such assets (including any refinancing or replacement thereof); provided that the aggregate amount of Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (d) does not exceed the greater of (x) $75.0 million and (y) 6.0% of Total Assets at any one time outstanding;

(e) Indebtedness incurred by the Company or any Restricted Subsidiary constituting reimbursement obligations with respect to letters of credit, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(f) Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price, earn outs or similar obligations, or guarantees or letters of credit, surety bonds or performance bonds securing any obligation of the Company or a Restricted Subsidiary pursuant to such agreements, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; provided that the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Company and its Restricted Subsidiaries in connection with such disposition;

(g) Indebtedness of:

(1) the Company to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is subordinated in right of payment to the Notes; provided, further, that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness and

(2) Indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary; provided that if a Subsidiary Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor; provided, further, that any subsequent issuance or transfer of Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Company or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Company or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(i) Hedging Obligations entered into for non-speculative purposes;

(j) obligations in respect of workers’ compensation claims, self-insurance obligations, performance, bid, appeal, injunctive, warranty, labor and surety bonds and performance and completion guarantees and similar bonds or obligations provided by the Company or any Restricted Subsidiary, and any guarantees or letters of credit functioning as or supporting any of the foregoing;

(k) (x) any guarantee by the Company or a Restricted Subsidiary of Indebtedness or other Obligations of any Restricted Subsidiary, so long as the incurrence of such Indebtedness by such Restricted Subsidiary is permitted under the terms of the Indenture or (y) any guarantee by a Restricted Subsidiary of Indebtedness of the Company permitted to be incurred under the terms of the Indenture; provided that such guarantee is incurred in accordance with the covenant described below under “—Future Subsidiary Guarantors”;

(l) the incurrence by the Company or any Restricted Subsidiary of Indebtedness, Disqualified Stock or Preferred Stock that serves to extend, replace, refund, refinance, renew or defease any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (b) and (c) above, this clause (l) and clause (m) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so extend, replace, refund, refinance, renew or defease such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being extended, replaced, refunded, refinanced, renewed or defeased,

(2) to the extent such Refinancing Indebtedness extends, replaces, refunds, refinances, renews or defeases (i) Indebtedness subordinated to the Notes or any Subsidiary Guarantee, such Refinancing Indebtedness is subordinated to the Notes or such Subsidiary Guarantee at least to the same extent as the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(3) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Company,

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary Guarantor or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Company or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

(m) Indebtedness, Disqualified Stock or Preferred Stock (x) of the Company or any of its Restricted Subsidiaries incurred to finance the acquisition of any Person or assets or (y) constituting Acquired Indebtedness; provided that either:

(1) after giving effect to such acquisition or merger, either:

(A) the Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant; or

(B) the Fixed Charge Coverage Ratio of the Company and its Restricted Subsidiaries on a consolidated basis is greater than immediately prior to such acquisition or merger; or

(2) such Indebtedness, Disqualified Stock or Preferred Stock (a) is not Secured Indebtedness and, if constituting Indebtedness, is Subordinated Indebtedness, (b) is not incurred while a Default exists and no Default shall result therefrom, (c) does not mature (and is not mandatorily redeemable in the case of Disqualified Stock or Preferred Stock) and does not require any payment of principal prior to the final maturity of the Notes and (d) in the case of clause (y) above only, is not incurred in contemplation of such acquisition or merger;

(n) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such Indebtedness is extinguished within five Business Days of its incurrence;

(o) Indebtedness of the Company or any Restricted Subsidiary supported by a letter of credit issued pursuant to the Senior Credit Facility, in a principal amount not in excess of the stated amount of such letter of credit;

(p) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition which, when aggregated with the principal amount of all other Indebtedness, Disqualified Stock and Preferred Stock incurred under this clause (p) and then outstanding (including any refinancing or replacement thereof), does not exceed the greater of $50.0 million and 5.0% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (p) shall cease to be deemed incurred or outstanding for purposes of this clause (p) but shall be deemed incurred pursuant to the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (p));

(q) Indebtedness, Disqualified Stock and Preferred Stock of the Company or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which, when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (q) and then outstanding, does not at any one time outstanding exceed the greater of (i) $100.0 million and (ii) 7.5% of Total Assets (it being understood that any Indebtedness, Disqualified Stock and Preferred Stock incurred pursuant to this clause (q) shall cease to be deemed incurred or outstanding for purposes of this clause (q) but shall be deemed incurred for purposes of the first paragraph of this covenant from and after the first date on which the Company or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock pursuant to the first paragraph of this covenant without reliance on this clause (q));

(r) Indebtedness consisting of Indebtedness issued by the Company or any Restricted Subsidiary to current or former officers, directors and employees thereof, their respective estates, spouses, domestic partners, partners in civil union or former spouses, former domestic partners or former partners in civil union, in each case to finance the repurchase, retirement or other acquisition or retirement of Equity Interests of the Company or any direct or indirect parent company of the Company to the extent permitted pursuant to clause (4) of the second paragraph under “—Limitation on Restricted Payments”;

(s) to the extent constituting Indebtedness, the incurrence by the Company or any Restricted Subsidiary of take-or-pay obligations contained in supply agreements;

(t) Indebtedness under Treasury Management Arrangements; and

(u) Indebtedness in respect of Bilateral Letters of Credit in an aggregate amount not to exceed $100.0 million.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (a) through (u) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuers, in their sole discretion, will classify or reclassify or later divide, classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one or more of the above clauses.

The accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency will be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to extend, replace, refund, refinance, renew or defease other Indebtedness denominated in a foreign currency, and such extension, replacement, refunding, refinancing, renewal or defeasance would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased.

The principal amount of any Indebtedness incurred to extend, replace, refund, refinance, renew or defease other Indebtedness, if incurred in a different currency from the Indebtedness being extended, replaced, refunded, refinanced, renewed or defeased, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such extension, replacement, refunding, refinancing, renewal or defeasance.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) in the case of Hedging Obligations, the termination value of the agreement or arrangement giving rise to such obligations that would be payable by such Person at such time;

(3) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(4) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the fair market value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

The Issuers will not, and will not permit any of the Subsidiary Guarantors to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness on any asset or property of the Issuers or any Subsidiary Guarantor now owned or hereafter acquired, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are secured by a Lien on such property or assets that is senior in priority to such Liens; and

(2) in all other cases, the Notes or the applicable Subsidiary Guarantee of a Subsidiary Guarantor, as the case may be, are equally and ratably secured;

provided that any Lien that is granted to secure the Notes under this covenant shall be discharged at the same time as the discharge of the Lien that gave rise to the obligation to so secure the Notes.

Merger, Consolidation or Sale of All or Substantially All Assets

Neither of the Issuers may consolidate or merge with or into or wind up into (whether or not such Issuer is the surviving entity), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) such Issuer is the surviving company or the Person formed by or surviving any such consolidation or merger (if other than such Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof (such Issuer or such Person, as the case may be, being herein called the “Successor Company”); provided that Finance Corp. may not consolidate or merge with or into any Person other than a corporation satisfying such requirement so long as the Company is not a corporation;

(2) the Successor Company, if other than such Issuer, expressly assumes all the obligations of such Issuer under the Indenture and the Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) in the case of a transaction involving the Company and not Finance Corp., immediately after giving pro forma effect to such transaction, as if such transaction had occurred at the beginning of the applicable four-quarter period,

(A) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(B) the Fixed Charge Coverage Ratio for the Successor Company and the Restricted Subsidiaries on a consolidated basis would be greater than such ratio for the Company and the Restricted Subsidiaries immediately prior to such transaction;

provided that compliance with this clause (4) shall not be required after the Notes have an Investment Grade Rating as specified under “—Covenant Termination”;

(5) such Issuer shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, such Issuer under the Indenture and the Notes.

Notwithstanding the foregoing clauses (3) and (4),

(a) any Restricted Subsidiary (other than Finance Corp.) may consolidate with, merge into or transfer all or part of its properties and assets to the Company; and

(b) the Company may merge with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state of the United States of America or converting into a different form of business entity so long as the amount of Indebtedness of the Company and the Restricted Subsidiaries is not increased thereby.

For purposes of this covenant, the sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the properties and assets of one or more Subsidiaries of an Issuer, which properties and assets, if held by such Issuer instead of such Subsidiaries, would constitute all or substantially all of the properties and assets of such Issuer and its Subsidiaries on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of such Issuer.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Company (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $10.0 million, unless

(a) such Affiliate Transaction (taken as a whole, in the case of a series or group of related transactions, whether or not occurring substantially simultaneously) is on terms that are not materially less favorable to the Company or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Restricted Subsidiary with an unrelated Person, and

(b) the Company delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a Board Resolution adopted by the majority of the members of the Board of Directors of the Company approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (a) above.

The following items will be deemed not to be Affiliate Transactions and, therefore, the foregoing provisions will not apply to the following:

(1) transactions between or among the Company and/or any of the Restricted Subsidiaries;

(2) (i) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and (ii) Permitted Investments;

(3) employment agreements, employee benefits plans, any indemnification agreement or any similar arrangement entered into and customary fees paid to, reimbursement of expenses paid to and indemnities provided on behalf of, officers, directors, managers, employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary, in each case in the ordinary course of business;

(4) transactions in which the Company or any Restricted Subsidiary, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Company or such Restricted Subsidiary from a financial point of view or meets the requirements of clause (a) of the preceding paragraph;

(5) payments or loans (or cancellations of loans) to employees or consultants of the Company, any of its direct or indirect parent companies or any Restricted Subsidiary and employment agreements, stock option plans and other compensatory arrangements with such employees or consultants that are, in each case, approved by the Company in good faith and payments pursuant to the foregoing;

(6) any agreement, instrument or arrangement as in effect as of the Issue Date, or any amendment, modification or supplement thereto or replacement thereof (so long as any such amendment, modification, supplement or replacement is not disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the Issue Date as reasonably determined in good faith by the Company), and any transaction contemplated by any of the foregoing;

(7) the existence of, or the performance by the Company or any of the Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement or its equivalent (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Company or any Restricted Subsidiary of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not disadvantageous to the Holders in any material respect as compared to the terms of the original agreement as in effect on the Issue Date as reasonably determined in good faith by the Company;

(8) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture that are fair to the Company and the Restricted Subsidiaries, in the reasonable determination of the Board of Directors of the Company or the senior management of the Company, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(9) the issuance of Equity Interests (other than Disqualified Stock) of the Company to any Affiliate of the Company, or receipt by the Company of capital contributions from holders of its Equity Interests (other than Disqualified Stock);

(10) transactions between the Company or any of its Restricted Subsidiaries and any Person that would not otherwise constitute an Affiliate Transaction except for the fact that one director of such other Person is also a director of the General Partner or such Restricted Subsidiary, as applicable; provided that such director abstains from voting as a director of the General Partner or such Restricted Subsidiary, as applicable, on any matter involving such other Person;

(11) leases entered into by the Company or any Restricted Subsidiary, as lessor, and an Unrestricted Subsidiary, as lessee, with respect to a pipeline or similar asset operated by such Unrestricted Subsidiary; provided that the Remaining Present Value of any such leases shall not exceed $30.0 million in the aggregate;

(12) any agreement between any Person and an Affiliate of such Person existing at the time such Person is acquired by, merged into or amalgamated, arranged or consolidated with the Company or any of its Restricted Subsidiaries; provided that such agreement was not entered into in contemplation of such acquisition, merger, amalgamation, arrangement or consolidation, and any amendment, modification or supplement thereto, or replacement thereof (so long as any such amendment, modification, supplement or replacement is not more disadvantageous to the Holders in any material respect as compared to the applicable agreement as in effect on the date of such acquisition, merger, amalgamation, arrangement or consolidation) and any transaction contemplated by any of the foregoing; and

(13) in the case of contracts for the provision of gathering, treating or compression services with respect to Hydrocarbons or activities or services reasonably related thereto, or other operational contracts, any such contracts that are entered into in the ordinary course of business on terms substantially similar to those contained in similar contracts entered into by the Company or any of its Restricted Subsidiaries with unrelated third parties or otherwise on terms not materially less favorable to the Company and its Restricted Subsidiaries than those that would be available in a transaction with an unrelated third party.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company will not, and will not permit any Restricted Subsidiary that is not a Subsidiary Guarantor to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(a) (1) pay dividends or make any other distributions to the Company or any Restricted Subsidiary on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(2) pay any Indebtedness owed to the Company or any Restricted Subsidiary;

(a) make loans or advances to the Company or any Restricted Subsidiary (it being understood that the subordination of, or a requirement to subordinate, loans or advances made to the Company or any Restricted Subsidiary to other Indebtedness incurred by the Company or any Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances); or

(b) sell, lease or transfer any of its properties or assets to the Company or any Restricted Subsidiary, except (in each case) for such encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facility and the related documentation (including security documents and intercreditor agreements) and Hedging Obligations and contractual encumbrances or restrictions in agreements or instruments governing Credit Facilities not in effect on the Issue Date so long as the encumbrances and restrictions contained therein are no more restrictive, taken as a whole, than the restrictions contained in those agreements on the Issue Date;

(2) the Indenture and the Notes and the Subsidiary Guarantees of the Notes issued thereunder;

(3) purchase money obligations for property acquired and Capitalized Lease Obligations that impose restrictions of the nature discussed in clause (c) above on the property so acquired and other Liens permitted to be incurred under the provisions of the covenant described above under “—Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(4) applicable law or any applicable rule, regulation or order;

(5) any agreement or other instrument of a Person acquired by the Company or any Restricted Subsidiary in existence at the time of such acquisition (but not created in connection therewith or in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or as may be amended, restated, modified, renewed, extended, supplemented, refunded, replaced or refinanced from time to time (so long as the encumbrances and restrictions in any such amendment, restatement, modification, renewal, extension, supplement, refunding, replacement or refinancing are, in the good faith judgment of the board of directors of the Company, not materially more restrictive, taken as a whole, than those in effect on the date of the acquisition), which encumbrances or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of agreements or instruments governing Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(6) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(7) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(8) restrictions on cash or other deposits or net worth imposed by customers, suppliers or landlords or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(9) other Indebtedness, Disqualified Stock or Preferred Stock of Restricted Subsidiaries permitted to be incurred after the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(10) provisions in partnership and joint venture agreements, asset sale agreements, leases, licenses, sale-lease back agreements, stock sale agreements and other similar agreements;

(11) non-assignment provisions contained in leases, licenses and other agreements;

(12) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by such Restricted Subsidiary pending such sale or other disposition;

(13) restrictions or conditions contained in any trading, netting, operating, construction, service, supply, purchase, sale or other agreement to which the Company or any of its Restricted Subsidiaries is a party; provided that such agreement prohibits the encumbrance of solely the property or assets of the Company or such Restricted Subsidiary that are the subject of such agreement, the payment rights arising thereunder and/or the proceeds thereof and does not extend to any other asset or property of the Company or such Restricted Subsidiary or the assets or property of any other Restricted Subsidiary;

(14) with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was incurred if either (a) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant in such Indebtedness or agreement or (b) the Company determines in good faith that any such encumbrance or restriction will not materially affect the Company’s ability to make principal or interest payments on the Notes; and

(15) any encumbrances or restrictions of the type referred to in clauses (a), (b) and (c) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (14) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Company, not materially more restrictive with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; provided, further, that with respect to contracts, instruments or obligations existing on the Issue Date, any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are not materially more restrictive with respect to such encumbrances and other restrictions than those contained in such contracts, instruments or obligations as in effect on the Issue Date.

Future Subsidiary Guarantors

The Company will cause each of its Wholly-Owned Subsidiaries that are Restricted Subsidiaries, other than a Subsidiary Guarantor, that becomes a borrower or guarantor under the Senior Credit Facility or guarantees, on the Issue Date or any time thereafter, any other Indebtedness of either of the Issuers, which Indebtedness exceeds $25.0 million in aggregate principal amount, to, within 30 days:

(1) execute and deliver a supplemental indenture to the Indenture providing for a Subsidiary Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Company or any Subsidiary Guarantor that is by its express terms subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Subsidiary Guarantee substantially to the same extent as such Indebtedness is subordinated to the Notes;

(2) deliver to the Trustee an opinion of counsel to the effect that:

(a) such Subsidiary Guarantee has been duly executed and authorized; and

(b) such Subsidiary Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity.

Limitation on Sale and Lease-Back Transactions

The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction with respect to any property unless (i) the Company or such Restricted Subsidiary would be entitled to (A) incur additional Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Lease-Back Transaction pursuant to the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (B) create a Lien on such property securing such Attributable Debt under the definition of “Permitted Liens” (provided that compliance with clause (A) of this clause (i) shall not be required after such time that the Notes have an Investment Grade Rating as specified under “—Covenant Termination”); (ii) the consideration received by the Company or any Restricted Subsidiary in connection with such Sale and Lease-Back Transaction is at least equal to the fair market value (as determined in good faith by the Company) of such property; and (iii) the Company or such Restricted Subsidiary applies the proceeds of such transaction in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Existence of Corporate Co-Issuer

The Company will always maintain, directly or indirectly, a wholly-owned Restricted Subsidiary of the Company organized as a corporation under the laws of the United States of America, any state thereof or the District of Columbia that will serve as a co-obligor of the Notes unless the Company is itself a corporation under the laws of the United States of America, any state thereof or the District of Columbia.

Reports and Other Information

The Indenture provides that, notwithstanding that we may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, we will file with the SEC (and provide the Trustee and Holders with copies thereof, without cost to each Holder, within 15 days after we file them with the SEC):

(1) within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form);

(2) within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form); and

(3) promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form);

provided, however, that (1) if we are not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, we may complete any such reports as though our only registered securities are non-convertible debt securities and (2) we shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event, we will make available such information to prospective purchasers of notes in addition to providing such information to the Trustee and the Holders, in each case within 15 days after the time we would be required to file such information with the SEC if we were subject to Section 13 or 15(d) of the Exchange Act.

Notwithstanding the foregoing, we will be deemed to have furnished such reports referred to above to the Trustee and Holders if we have filed such reports with the SEC via the EDGAR filing system (or any successor system) or, if we are not subject to reporting under Section 13 or 15(d) of the Exchange Act and are not permitted to file such reports with the SEC, if we post such reports on our publicly available website.

Delivery of such reports, information and documents to the Trustee is for informational purposes only, and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuers’ compliance with any of the covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates delivered under the Indenture).

Covenant Termination

If at any time the Notes have an Investment Grade Rating from both Rating Agencies and no Default has occurred and is continuing under the Indenture, the Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture described above under “Repurchase at the Option of Holders—Asset Sales” and under the following headings under “Certain Covenants”:

•	“—Limitation on Restricted Payments,”

•	“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,”

•	clause (4) of the covenant described above under “—Merger, Consolidation or Sale of All or Substantially All Assets,”

•	“—Transactions with Affiliates,”

•	“—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries” and

•	“—Limitation on Sale and Lease-Back Transactions” (only to the extent set forth in such covenant);

provided that the provisions of the Indenture described above under “Repurchase at the Option of Holders—Change of Control Triggering Event,” “Reports and Other Information” and described above under the following headings under “Certain Covenants” will not be terminated:

•	“—Liens,”

•	“—Merger, Consolidation or Sale of All or Substantially All Assets” (except with respect to clause (4) of such covenant),

•	“—Future Subsidiary Guarantors,” and

•	“—Limitation on Sale and Lease-Back Transactions” (except to the extent set forth in such covenant).

Events of Default and Remedies

The following events constitute Events of Default under the Indenture:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of payments of principal of, or premium, if any, on the Notes issued under the Indenture;

(2) default for 30 days or more in the payment when due of interest on or with respect to the Notes issued under the Indenture;

(3) failure by the Company for 180 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding and issued under the Indenture voting as a single class to comply with the provisions described under “Reports and Other Information”;

(4) failure by the Company for 60 days after receipt of written notice given by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding and issued under the Indenture voting as a single class to comply with any of the other agreements in the Indenture or the Notes;

(5) failure by the Company to make a Change of Control Offer or an Asset Sale Offer within the time periods set forth, or to consummate a purchase of Notes when required pursuant to the terms described, under “Repurchase at the Option of Holders—Change of Control Triggering Event” or “Repurchase at the Option of Holders—Asset Sales” or to comply with the provisions described under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets”;

(6) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary or the payment of which is guaranteed by the Company or any Restricted Subsidiary, other than Indebtedness owed to the Company or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Notes, if both

(A) such default either

(i) results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or

(ii) relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity and

(B) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $50.0 million or more at any one time outstanding;

(7) failure by an Issuer or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(8) certain events of bankruptcy or insolvency with respect to Finance Corp., the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Significant Subsidiary); or

(9) the Subsidiary Guarantee of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Subsidiary Guarantor that is a Significant Subsidiary (or the responsible officers of any group of Subsidiaries that together would constitute a Significant Subsidiary), as the case may be, denies that it has any further liability under its Subsidiary Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Subsidiary Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (8) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes issued under the Indenture may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes issued under the Indenture to be due and payable immediately.

Upon the effectiveness of such declaration, such principal of and premium, if any, and interest on the Notes will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (8) of the first paragraph of this section with respect to Finance Corp., the Company or any Restricted Subsidiary that is a Significant Subsidiary (or any group of Restricted Subsidiaries that together would constitute a Restricted Subsidiary), all outstanding Notes will become due and payable without further action or notice.

The Indenture provides that the Trustee may withhold from Holders notice of any continuing Default, except a Default relating to the payment of principal of and premium, if any, and interest on the Notes if it determines that withholding notice is in their interest. In addition, the Trustee will have no obligation to accelerate the Notes if in the judgment of the Trustee acceleration is not in the interest of the Holders of such Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Notes issued thereunder by notice to the Trustee may, on behalf of the Holders of all of such Notes, rescind an acceleration, waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default in the payment of principal of and premium, if any, or interest on any such Notes held by a non-consenting Holder. In the event of any Event of Default specified in clause (6) above, such Event of Default and all consequences thereof (excluding any resulting payment default) shall be annulled, waived and rescinded automatically and without any action by the Trustee or the Holders if, within 20 days after such Event of Default arose,

(x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged,

(y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or

(z) if the default that is the basis for such Event of Default has been cured.

Except to enforce the right to receive payments of principal of and premium, if any, and interest on the Notes when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

The Indenture provides that we are required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and upon any officer of the General Partner or Finance Corp. become becoming aware of any Default, the Issuers are required to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Unitholders and No Recourse to General Partner

Neither the General Partner nor any director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers, the General Partner or any Subsidiary Guarantor shall have any liability for any obligations of the Issuers or the Subsidiary Guarantors under the Notes, the Subsidiary Guarantees and the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation; provided that the foregoing shall not limit any Subsidiary Guarantor’s obligations under its Subsidiary Guarantee.

Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the Federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Issuers may, at their option and at any time, elect to have all of the Issuers’ obligations discharged with respect to the Notes issued under the Indenture and have each Subsidiary Guarantor’s obligation discharged with respect to its Subsidiary Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for

(1) the rights of Holders issued under the Indenture to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due solely out of the trust created pursuant to the Indenture,

(2) the Issuers’ obligations with respect to the Notes issued under the Indenture concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust,

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuers’ obligations in connection therewith and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuers may, at their option and at any time, elect to have their obligations and those of each Subsidiary Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to the Notes. In the event a Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuers) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes. In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes issued under the Indenture:

(1) the Issuers must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Notes issued under the Indenture on the stated maturity date or on the applicable redemption date, as the case may be, of such principal, premium, if any, or interest on the Notes;

(2) in the case of Legal Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(A) the Issuers have received from, or there has been published by, the United States of America Internal Revenue Service a ruling or

(B) since the original issuance of the Notes, there has been a change in the applicable U.S. Federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel in the United States of America shall confirm that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuers shall have delivered to the Trustee an opinion of counsel in the United States of America reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit (and any similar concurrent depositing relating to other Indebtedness, or a Default or Event of Default that will be cured by such Covenant Defeasance or Legal Defeasance) and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any of the Senior Credit Facility or any other material agreement or instrument (other than the Indenture) to which Finance Corp., the Company or any Subsidiary Guarantor is a party or by which Finance Corp., the Company or any Subsidiary Guarantor is bound;

(6) the Issuers shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuers with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuers or any Subsidiary Guarantor or others; and

(7) the Issuers shall have delivered to the Trustee an Officer’s Certificate and an opinion of counsel in the United States of America (which opinion of counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when

(a) either

(1) all such Notes theretofore authenticated and delivered, except lost, stolen or destroyed Notes which have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2) all such Notes not theretofore delivered to such Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, the Issuers or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with such Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on such Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption, as the case may be;

(b) in respect of clause, no Default (other than that resulting from borrowing funds to be applied to make such deposit and any similar deposit relating to other Indebtedness and, in each case, and the granting of Liens in connection therewith) with respect to the Indenture or the Notes issued thereunder shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Senior Credit Facility or any other agreement or instrument to which Finance Corp., the Company or any Subsidiary Guarantor is a party or by which Finance Corp., the Company or any Subsidiary Guarantor is bound (other than that resulting from borrowing funds to be applied to make such deposit and any similar deposit relating to other Indebtedness and, in each case, and the granting of Liens in connection therewith);

(c) the Issuers have paid or caused to be paid all sums payable by them under the Indenture; and

(d) the Issuers have delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of such Notes at maturity or the redemption date, as the case may be.

In addition, the Issuers must deliver an Officer’s Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Transfer and Exchange

A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuers may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Issuers are not required to transfer or exchange any Note selected for redemption. Also, the Issuers are not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered Holder of a Note will be treated as the owner of the Note for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any related Subsidiary Guarantee and the Notes issued thereunder may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class and issued under the Indenture, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes, and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes issued under the Indenture voting as a single class, other than Notes beneficially owned by an Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for Notes).

The Indenture provides that, without the consent of each Holder affected, an amendment or waiver may not, with respect to any Notes issued under the Indenture and held by a nonconsenting Holder:

(1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any such Note or alter or waive the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Notes issued under the Indenture, except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes then outstanding and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Subsidiary Guarantee that cannot be amended or modified without the consent of all Holders;

(5) make any Note payable in money other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Notes;

(7) modify the Subsidiary Guarantees of any Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) in any manner adverse to the Holders;

(8) make any change in these amendment and waiver provisions; or

(9) impair the right of any Holder to receive payment of principal of, or interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes.

Notwithstanding the foregoing, without the consent of any Holder, the Issuers, any Subsidiary Guarantor (with respect to a Subsidiary Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture, any Subsidiary Guarantee or the Notes:

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets and to provide for the assumption of the Issuers’ or any Subsidiary Guarantor’s obligations to Holders in connection therewith;

(4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuers or a Subsidiary Guarantor;

(6) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(7) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee pursuant to the requirements thereof;

(8) to provide for the issuance of exchange Notes or private exchange Notes, which are identical to exchange Notes except that they are not freely transferable;

(9) to add a Subsidiary Guarantor or other guarantor under the Indenture or to evidence the release of any Guarantor from its Subsidiary Guaranty as provided in the Indenture;

(10) to conform the text of the Indenture, Subsidiary Guarantees or the Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended (as evidenced by an officer’s certificate of the Issuers) to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes; or

(11) to make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing. Notices given electronically will be deemed given when sent.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Issuers, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Notes issued thereunder will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Notes and any Subsidiary Guarantee will be governed by and construed in accordance with the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture and the Registration Rights Agreement without charge by writing to Rose Rock Midstream, L.P., Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, Oklahoma 74136-4216; Attn: General Counsel and Secretary.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full definition of all such terms, as well as any other capitalized terms used herein for which no definition is provided. For purposes of the Indenture, unless otherwise specifically indicated, (1) the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person and (2) the term “including” means “including, without limitation.”

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Restricted Subsidiary of, such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

The term “Acquired Indebtedness” does not include Indebtedness of a Person that is redeemed, defeased, retired or otherwise repaid at the time of, or immediately upon, consummation of the transactions by which such Person becomes a Restricted Subsidiary or acquires such assets, as the case may be.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“AMI Development Activities” shall mean, with respect to any AMI Interest, the exploration, production, ownership and operation of drilled wells on the area of mutual interest constituting an AMI Interest, and any business or business activities incidental or related thereto.

“AMI Dispositions” shall mean sales, transfers, leases or other dispositions of all or portions of an AMI Interest, in one or more transactions, pursuant to farm-out or similar agreements.

“AMI Interest” shall mean any areas of mutual interest in which the Company or any Restricted Subsidiary owns an interest.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1) 1.00% of the principal amount of such Note; and

(2) the excess, if any, of:

(a) the present value at such redemption date of (i) the redemption price of such Note at May 15, 2019 (such redemption price being set forth in the table appearing above under “—Optional Redemption”), plus (ii) all required interest payments due on such Note through May 15, 2019 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over the principal amount of such Note.

The Issuers shall determine the Applicable Premium, and the Trustee shall have no obligation to verify the same.

“Asset Sale” means

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or series of related transactions (each referred to in this definition as a “disposition”), of property or assets (including by way of a Sale and Lease-Back Transaction) of the Company or any Restricted Subsidiary, including any Equity Interest; and

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions, in each case, other than:

(a) a disposition of cash, Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment, vehicles or other similar assets or uneconomic or surplus assets in the ordinary course of business or any disposition of inventory or goods held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of an Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Permitted Investment or the making of any Restricted Payment that is not prohibited by the covenant described under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $25.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary;

(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, license, assignment, sub-lease, sub-license or cross license of any real or personal property (including intellectual property or other general intangibles) in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) the unwinding of any Hedging Obligations;

(k) solely for purposes of clauses (1) and (2) of the covenant described under “Repurchase at the Option of Holders—Asset Sales,” AMI Dispositions;

(l) dispositions of defaulted receivables or of receivables in connection with the compromise, settlement or collection thereof in the ordinary course of business or in bankruptcy or similar proceedings;

(m) sales of assets received by the Company or any Restricted Subsidiary upon foreclosure on a Lien;

(n) any surrender or waiver of contract rights or settlement, releases, recovery on or surrender of contract, tort or other claims; and

(o) the granting of Liens not prohibited by the covenant described under “Certain Covenants—Liens.”

“Attributable Debt” in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended); provided, however, that if such Sale and Lease-Back Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with ‘the definition of “Capitalized Lease Obligation.”

“Available Cash” has the meaning assigned to such term in the Partnership Agreement, as in effect on the Issue Date.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings. Notwithstanding the foregoing, a Beneficial Owner of 50% or less of the Voting Stock of any entity that owns the General Partner or the Company will not be deemed to Beneficially Own more than 50% of the Voting Stock of the General Partner or the Company by reason of such ownership.

“Bilateral Letter of Credit” means any letter of credit issued for the account of the Company or any Restricted Subsidiary from time to time.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership or any authorized committee thereof;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the applicable Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification, and delivered to the trustee.

“Business Day” means each day that is not a Legal Holiday.

“Capital Stock” means

(1) in the case of a corporation, corporate stock,

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock,

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash Equivalents” means

United States of America dollars,

(1) (a) Canadian dollars; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business,

(2) securities issued or directly and fully and unconditionally guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition,

(3) demand deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million,

(4) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above,

(5) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 12 months after the date of acquisition thereof,

(6) investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (6) above,

(7) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition,

(8) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 12 months or less from the date of acquisition, and

(9) other time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of Total Assets.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in one or more currencies other than those set forth in clauses (1) and (2) above; provided that such amounts are converted into the currencies set forth in clauses (1) and (2) above as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d)(3) of the Exchange Act) other than one or more Qualifying Owners;

(2) the adoption of a plan relating to the liquidation or dissolution of the Company or removal of the General Partner by the limited partners of the Company;

(3) for so long as the Company is a limited partnership, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the General Partner; or

(4) for so long as the Company is an entity other than a limited partnership, the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), other than one or more Qualifying Owners, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company.

Notwithstanding the preceding, a conversion of the Company or any of its Restricted Subsidiaries from a limited partnership, corporation, limited liability company or other form of entity to a limited partnership, corporation, limited liability company or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests for another form of entity shall not constitute a Change of Control, so long as following such conversion or exchange the “persons” (as that term is used in Section 13(d)(3) of the Exchange Act) who Beneficially Owned the Voting Stock of the Company (or the General Partner, as applicable) immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the voting power of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, and, in either case no “person,” other than one or more Qualifying Owners, Beneficially Owns more than 50% of the voting power of the Voting Stock of such entity.

“Change of Control Triggering Event” means the occurrence of a Change of Control that is accompanied or followed by a downgrade by one or more gradations (including gradations within ratings categories as well as between ratings categories) or withdrawal of the rating of the notes within the Ratings Decline Period by at least two of the Rating Agencies, as a result of which the rating of the notes on any day during such Ratings Decline Period is below the rating by such Rating Agency in effect immediately preceding the first public announcement of the Change of Control (or occurrence thereof if such Change of Control occurs prior to public announcement).

“Commercial Operation Date” means the date of the mechanical completion and entering into commercial operation of a Material Project. “Company” has the meaning set forth in the fourth paragraph under “General.”

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and other related noncash charges of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including (i) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers’ acceptances, (iii) noncash interest payments (but excluding any noncash interest expense attributable to the movement in the mark-to-market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (iv) the interest component of Capitalized Lease Obligations and (v) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (A) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (B) any expensing of bridge, commitment and other financing fees (other than those described in clause (ii) above) and (C) any redemption premiums paid in connection with the Transactions), plus

(b) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, less

(c) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided that, without duplication,

(1) any net after-tax extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to severance, relocation, one-time compensation charges and the Transactions) shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period, whether effected through a cumulative effect adjustment or a retroactive application in each case in accordance with GAAP,

(3) any net after-tax income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed or discontinued operations shall be excluded,

(4) any net after-tax gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions or the sale or other disposition of any Capital Stock of any Person other than in the ordinary course of business, as determined in good faith by the Company, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Company shall be increased by the amount of dividends, distributions or other payments from any Person that is not a Subsidiary, any Unrestricted Subsidiary or any Person that is accounted for by the equity method of accounting that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period (subject in the case of dividends, distributions or other payments made to a Restricted Subsidiary to the limitations contained in clause (6) below),

(6) any increase in amortization or depreciation or other noncash charges resulting from the application of purchase accounting in relation to any acquisition that is consummated after the Issue Date, net of taxes, shall be excluded,

(7) any net after-tax income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(8) any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP shall be excluded, and

(9) any long-term incentive plan accruals and any noncash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights to officers, directors or employees shall be excluded.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (the “primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(A) for the purchase or payment of any such primary obligation or

(B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means one or more debt facilities (including, without limitation, the Senior Credit Facility) or commercial paper facilities, indentures or debt security or note issuances, in each case, with banks, investment banks, insurance companies, mutual funds or other institutional lenders or investors providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders), letters of credit, other borrowings, debt securities or note issuances, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Noncash Consideration” means the fair market value of noncash consideration received by the Company or a Restricted Subsidiary in connection with an Asset Sale that is designated as Designated Noncash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Company (or the General Partner, if at the time of determination, the Company is a limited partnership), less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely for Capital Stock that is not Disqualified Stock), other than as a result of a change of control or asset sale, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, other than as a result of a change of control or asset sale, in whole or in part, in each case prior to the date that is 91 days after the earlier of the maturity date of the Notes and the date the Notes are no longer outstanding; provided that if such Capital Stock is issued to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described under “Certain Covenants—Limitation on Restricted Payments.”

“DTC” means The Depository Trust Company.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period,

(1) increased by (without duplication):

(a) provision for taxes based on income or profits, plus franchise or similar taxes, of such Person for such period deducted in computing Consolidated Net Income, plus

(b) consolidated Fixed Charges of such Person for such period to the extent the same was deducted in computing Consolidated Net Income, plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus

(d) any expenses or charges related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture including a refinancing thereof (whether or not successful) and any amendment or modification to the terms of any such transactions, including such fees, expenses or charges related to the Transactions, including the offering of the Notes and the Senior Credit Facility, in each case, deducted in computing Consolidated Net Income, plus

(e) the amount of any restructuring charge or reserve deducted in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date, plus

(f) any write-offs, write-downs or other noncash charges reducing Consolidated Net Income for such period, excluding any such charge that represents an accrual or reserve for a cash expenditure for a future period, plus

(g) the amount of any minority interest expense deducted in calculating Consolidated Net Income, plus

(h) any costs or expenses incurred by the Company or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Company or net cash proceeds of issuance of Equity Interests of the Company (other than Disqualified Stock that is Preferred Stock) in each case, plus

(i) accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and under similar requirements for any other jurisdiction, plus

(j) Material Project EBITDA Adjustments with respect to Material Projects;

(2) decreased by (without duplication) noncash gains increasing Consolidated Net Income of such Person for such period, excluding any gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period (other than such cash charges that have been added back to Consolidated Net Income in calculating EBITDA in accordance with this definition); and

(3) decreased or increased, as applicable, by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards #133; and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means (i) any public or private sale of Capital Stock (other than Disqualified Stock) made for cash on a primary basis by the Company after the Issue Date or (ii) any contribution to capital of the Company in respect of Capital Stock (other than Disqualified Stock) of the Company, excluding in the case of clauses (i) and (ii) any sale to or contribution by any Subsidiary of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing Indebtedness” means Indebtedness of the Company or the Restricted Subsidiaries in existence on the Issue Date, plus interest accruing thereon.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in the case of amounts over $50.0 million, by the Board of Directors of the Company.

“First Purchaser Lien” means so-called “first purchaser” Lien, as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the state of Oklahoma, Kansas, Mississippi, Wyoming or New Mexico, or any other comparable law of any such jurisdiction or any other applicable jurisdiction.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Company or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility that has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period (the “reference period”).

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Company or any Restricted Subsidiary during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charges and the change in EBITDA resulting therefrom) had occurred on the first day of the reference period, including giving effect to any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the next 12 months, in the reasonable judgment of the chief financial or accounting officer of the Company (or the General Partner, if at the time of determination, the Company is a limited partnership) (regardless of whether those cost savings or operating improvements could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the Commission related thereto). If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the reference period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Company (or the General Partner, if at the time of determination, the Company is a limited partnership). If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Company (or the General Partner, if at the time of determination, the Company is a limited partnership) to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Company may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of

(a) Consolidated Interest Expense of such Person for such period,

(b) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock made during such period, and

(c) all cash dividend payments (excluding items eliminated in consolidation) on any series of Disqualified Stock made during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof.

“GAAP” means generally accepted accounting principles in the United States of America that are in effect on the Issue Date.

“Government Securities” means securities that are

(a) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or

(b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations, and, when used as a verb, shall have a corresponding meaning.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements and other agreements or arrangements, in each case designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“Holder” means the Person in whose name a Note is registered on the registrar’s books.

“Hydrocarbons” means crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons, sulfur, sulfur derivative products and all constituents, elements or compounds thereof and products or byproducts refined or processed therefrom.

“Incremental Funds” means, the sum of:

(a) 100% of the aggregate net cash proceeds received by the Company (including the fair market value of any Similar Business or long-term assets that are used or useful in a Similar Business to the extent acquired in consideration of Equity Interests of the Company (other than Disqualified Stock)) on or after the Measuring Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company); plus

(b) to the extent that any Restricted Investment made after the Measuring Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, the return of capital with respect to such Restricted Investment (less the cost of disposition, if any); plus

(c) the net reduction in Restricted Investments resulting from dividends, repayments of loans or advances, or other transfers of assets in each case to the Company or any of its Restricted Subsidiaries from any Person (including Unrestricted Subsidiaries) or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries, to the extent such amounts have not been included in Available Cash for any period commencing on or after the Measuring Date.

“Indebtedness” means, with respect to any Person,

(a) any indebtedness (including principal and premium) of such Person, whether or not contingent

(1) in respect of borrowed money,

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without double counting, reimbursement agreements in respect thereof),

(3) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except any such balance that constitutes a trade payable or similar obligation to a trade creditor, or

(4) representing any Hedging Obligations, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP,

(b) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (a) of another Person (whether or not such items would appear upon the balance sheet of such obligor or guarantor), other than by endorsement of negotiable instruments for collection,

(c) to the extent not otherwise included, the obligations of the type referred to in clause (a) of another Person secured by a Lien on any asset owned by such Person, whether or not such obligations are assumed by such Person and whether or not such obligations would appear upon the balance sheet of such Person; provided that the amount of such Indebtedness will be the lesser of the fair market value of such asset at such date of determination and the amount of Indebtedness so secured, and

(d) Attributable Debt in respect of Sale and Lease-Back Transactions;

provided, however, that notwithstanding the foregoing, Indebtedness will be deemed not to include (A) Contingent Obligations and any other obligation arising from any agreement providing for indemnities, purchase price adjustments, holdbacks, contingency payment obligations based on the performance of the acquired or disposed assets or similar obligations (other than guarantees of Indebtedness) incurred by the specified Person in connection with the acquisition or disposition of assets and (B) with respect to the Company or any Restricted Subsidiary, liabilities in respect of the Indebtedness of any Unrestricted Subsidiary of the Company or any Joint Venture but only to the extent that such liability is the result of the Company’s or any such Restricted Subsidiary’s being a general partner of such Unrestricted Subsidiary or Joint Venture and not as guarantor of such Indebtedness.

“Indenture” has the meaning set forth in the first paragraph under “General.”

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Company, qualified to perform the task for which it has been engaged and that is independent of the Company and its Affiliates.

“Initial Purchasers” means Wells Fargo Securities, LLC, Barclays Capital Inc., Citigroup Global Markets Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., RBC Capital Markets, LLC, UBS Securities LLC, ABN AMRO Securities (USA) LLC, BBVA Securities Inc., BMO Capital Markets Corp., Capital One Securities, Inc., Scotia Capital (USA) Inc., SunTrust Robinson Humphrey, Inc., BOSC, Inc. and Morgan Stanley & Co. LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the government of the United States of America or any agency or instrumentality thereof (other than Cash Equivalents),

(2) debt securities or debt instruments with a rating of BBB- or higher by S&P or Baa3 or higher by Moody’s or the equivalent of such rating by such rating organization, or, if no rating of S&P or Moody’s then exists, the equivalent of such rating by any other nationally recognized securities rating agency, but excluding any debt securities or instruments constituting loans or advances among the Company and its Subsidiaries,

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2), which fund may also hold immaterial amounts of cash pending investment and/or distribution and

(4) corresponding instruments in countries other than the United States of America customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (including by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others, but excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of such Person in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments,”

(1) “Investments” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to

(x) the Company’s “Investment” in such Subsidiary at the time of such redesignation, less

(y) the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Company.

“Issue Date” means May 14, 2015.

“Joint Venture” means any Person that is not a direct or indirect Subsidiary of the Company in which the Company or any of its Restricted

Subsidiaries makes any Investment.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or place of payment.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Material Project” means the construction or expansion of any capital project of the Company or any Restricted Subsidiary, the aggregate capital cost of which exceeds, or is reasonably expected by the Company to exceed, $15,000,000.

“Material Project EBITDA Adjustment” means, with respect to each Material Project of the Company or a Restricted Subsidiary:

(x) prior to the Commercial Operation Date of a Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (equal to the then current completion percentage of such Material Project) of an amount determined by the Company as the projected EBITDA of the Company and its Restricted Subsidiaries with respect to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined on predominantly fee based contracts relating to such Material Project, the creditworthiness of the other party(ies) to such contracts, and projected revenues from such contracts, capital costs and expenses, scheduled Commercial Operation Date, and other factors reasonably deemed appropriate by the Company), which may, at the Company’s option, be added to actual EBITDA for the fiscal quarter in which construction of the Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual EBITDA of the Company and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its actual Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days, but more than 270 days, 50%, and (iv) longer than 270 days, 100%; and

(y) beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for two immediately succeeding fiscal quarters, an amount determined by the Company as the projected EBITDA of the Company and its Restricted Subsidiaries attributable to such Material Project (determined in the same manner as set forth in clause (x) above) for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Company’s option, be added to actual EBITDA for such fiscal quarters (but net of any actual EBITDA of the Company and its Restricted Subsidiaries attributable to such Material Project following such Commercial Operation Date).

(z) Notwithstanding the foregoing the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual EBITDA of the Company and its Restricted Subsidiaries for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Measuring Date” means July 2, 2014.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Company or any Restricted Subsidiary in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Noncash Consideration received in any Asset Sale net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Noncash Consideration, including legal, accounting and investment banking fees, finder’s fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Indebtedness required (other than by the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and, in the case of an Asset Sale, any deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve in accordance with GAAP against any liabilities associated with the assets disposed of in such transaction and retained by the Company or a Restricted Subsidiary after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Non-Recourse Debt” means Indebtedness:

(1) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness) except as contemplated by clause (30) of the definition of Permitted Liens, (b) is directly or indirectly liable as a guarantor or otherwise or (c) is the lender (provided, that agreements to provide management services or operation and maintenance services, performance guarantees with respect to commercial contracts, completion guarantees relating to construction projects or similar contractual arrangements, in each case shall not be considered to constitute a guaranty or credit support for this purpose);

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its Stated Maturity; and

(3) the explicit terms of which provide that there is no recourse to the stock or assets of the Company or any of its Restricted Subsidiaries except as contemplated by clause (30) of the definition of “Permitted Liens.”

For purposes of determining compliance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above, if any Non-Recourse Debt of any of the Company’s Unrestricted Subsidiaries ceases to be Non-Recourse Debt of such Unrestricted Subsidiary, such event will be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company.

“Obligations” means any principal (including reimbursement obligations with respect to letters of credit whether or not drawn), interest (including, to the extent legally permitted, all interest accrued thereon after the commencement of any insolvency or liquidation proceeding at the rate, including any applicable post-default rate, specified in the applicable agreement), premium (if any), guarantees of payment, fees, indemnification, reimbursements, expenses, damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnification in favor of the Trustee and any other third parties other than the Holders.

“Offering Memorandum” means the Offering Memorandum dated May 11, 2015 with respect to the offering of the old notes.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the General Counsel, the Treasurer or the Secretary of an Issuer (or, if such Issuer is a limited partnership, its general partner).

“Officer’s Certificate” means a certificate signed on behalf of an Issuer by an Officer of such Issuer (or, if such Issuer is a limited partnership, its general partner).

“Partnership Agreement” means the Second Amended and Restated Agreement of Limited Partnership of the Company, dated as of December 14, 2011, as amended by Amendment No. 1, dated as of January 11, 2013, as further amended by Amendment No. 2, dated as of December 16, 2013, as in effect on the Issue Date and as such may be further amended, modified or supplemented from time to time.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Company or any of its Restricted Subsidiaries and another Person that is not the Company or any of its Restricted Subsidiaries; provided that any cash or Cash Equivalents received must be applied in accordance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

“Permitted Business Investments” means Investments by the Company or any of its Restricted Subsidiaries in any Unrestricted Subsidiary of the Company or in any Joint Venture, provided that:

(1) either (a) at the time of such Investment and immediately thereafter, the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or (b) such Investment does not exceed the aggregate amount of Incremental Funds not previously expended at the time of making such Investment;

(2) if such Unrestricted Subsidiary or Joint Venture has outstanding Indebtedness at the time of such Investment, either (a) all such Indebtedness is Non-Recourse Debt or (b) any such Indebtedness of such

Unrestricted Subsidiaries or Joint Venture that is recourse to the Company or any of its Restricted Subsidiaries (which shall include all Indebtedness of such Unrestricted Subsidiary or Joint Venture for which the Company or any of its Restricted Subsidiaries may be directly or indirectly, contingently or otherwise, obligated to pay, whether pursuant to the terms of such Indebtedness, by law or pursuant to any guarantee, including any “claw-back,” “make-well” or “keepwell” arrangement) could, at the time such Investment is made, be incurred at that time by the Company and its Restricted Subsidiaries pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Unrestricted Subsidiary’s or Joint Venture’s activities are not outside the scope of a Similar Business.

“Permitted Investments” means:

(a) any Investment in the Company or any Restricted Subsidiary;

(b) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(c) (i) any Investment by the Company or any Restricted Subsidiary of the Company in a Person that is engaged in a Similar Business if as a result of such Investment

(1) such Person becomes a Restricted Subsidiary of the Company or

(2) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company and (ii) any Investment held by such Person;

(d) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities received in connection with (i) an Asset Sale made pursuant to the provisions of the covenants described under “Repurchase at the Option of Holders—Asset Sales” or (ii) any other disposition of assets not constituting an Asset Sale;

(e) any Investment existing on the Issue Date or made pursuant to legally binding written commitments in existence on the Issue Date;

(f) loans and advances to, and guarantees of Indebtedness of, employees not in excess of $5.0 million outstanding at any one time, in the aggregate;

(g) any Investment acquired by the Company or any Restricted Subsidiary

(1) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Person in which such other Investment is made or which is the obligor with respect to such accounts receivable or

(2) as a result of a foreclosure by the Company or any Restricted Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(h) Hedging Obligations permitted under clause (j) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(i) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practice or to fund such Person’s purchase of Equity Interests of the Company or any direct or any indirect parent company thereof under compensation plans approved by the Board of Directors of the Company in good faith;

(j) Investments the payment for which consists of Equity Interests of the Company or any of its direct or indirect parent companies (exclusive of Disqualified Stock);

(k) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and performance guarantees in the ordinary course of business;

(l) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment or the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(m) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (m) that are at that time outstanding, not to exceed the greater of (x) $75.0 million and (y) 7.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(n) Permitted Business Investments.

“Permitted Liens” means, with respect to any Person:

(1) Liens with respect to the Senior Credit Facility or any other Credit Facilities;

(2) Liens to secure Indebtedness and Hedging Obligations incurred under clauses (a), (b) and (i) of the second paragraph of the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and any related Obligations;

(3) Pledges, deposits and other Liens by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits, prepayments or cash pledges to secure bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(4) Liens imposed by law, such as landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, suppliers’, vendors’, repairmens’, landlord’s, mechanics’, construction contractors’ Liens and other similar Liens, in each case, for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(5) Liens for taxes, assessments or other governmental charges or claims not yet overdue for a period more of than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(6) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(7) Liens consisting of minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions, by-laws and other ordinances of governmental authorities, minor irregularities in title, boundaries, or other minor survey defects, easements, leases, restrictions, servitudes, licenses, permits, encroachments, reservations, exceptions, zoning restrictions, rights-of-way, trackage rights, permits, special assessments, development agreements, deferred services agreements, owners’ association encumbrances, conditions, covenants mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Company or the Restricted Subsidiaries, including rights of eminent domain (including those for streets, roads, bridges, pipes, pipelines, natural gas gathering systems, processing facilities, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, air rights, water rights, rights of others with respect to navigable waters, sewage and drainage rights), and other similar charges or encumbrances as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties, in each case, which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8) Liens existing on the Issue Date;

(9) Liens on property or Capital Stock of a Person at the time such Person becomes a Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than on improvements thereon, accessions thereto and proceeds thereof;

(10) Liens on property at the time the Company or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Company or any Restricted Subsidiary; provided that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, that the Liens may not extend to any other property owned by the Company or any Restricted Subsidiary other than on improvements thereon, accessions thereto and proceeds thereof;

(11) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Company or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) Leases and subleases granted to others which do not materially interfere with the ordinary conduct of the business of the Company or any of the Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from financing statement filings under the Uniform Commercial Code or similar state laws regarding operating leases entered into by the Company and its Restricted Subsidiaries;

(15) Liens in favor of the Issuers or any Subsidiary Guarantor;

(16) Liens on inventory or equipment of the Company or any Restricted Subsidiary granted to the Company’s client at which such inventory or equipment is located;

(17) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (8), (9) and (10) and the following clause (18); provided that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements thereof, accessions thereto and proceeds thereof), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (8), (9), (10) and the following clause (18) at the time the original Lien became a Permitted Lien under the Indenture, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(18) Liens securing Indebtedness permitted to be incurred pursuant to clauses (d), (i), (m)(1) and (p) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens securing Indebtedness permitted to be incurred pursuant to clause (p) are solely on acquired property or the assets of the acquired entity, as the case may be;

(19) Deposits in the ordinary course of business to secure liability to insurance carriers;

(20) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies,” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(21) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(22) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred and (iii) in favor of banking institutions arising as a matter of law encumbering deposits or other funds maintained with a banking institution (including the right of setoff and other remedies);

(23) Liens that are contractual rights of setoff (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any of its Restricted Subsidiaries in the ordinary course of business;

(24) Other Liens securing obligations not exceed the greater of $50.0 million and 5.0% of Total Assets at any one time outstanding;

(25)(i) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts, in each case not for speculative purposes and (ii) other Liens on assets of the Company or any of its Restricted Subsidiaries securing Hedging Obligations or Treasury Management Arrangements;

(26) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those assets that are the subject of such repurchase agreement;

(27) Contractual Liens that arise under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreement, proceeding agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, sale water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;

(28) (a) Liens contained in purchase and sale agreements or lease agreements limiting the transfer of assets pending the closing of the transactions contemplated thereby or the termination of the lease, respectively, (b) leases or other similar lease or licensing arrangements contained in, or entered into in connection with, purchase and sale agreements, and (c) Liens relating to deposits or escrows established in connection with purchase and sale agreements;

(29) First Purchaser Liens;

(30) Liens on the Equity Interests of any Unrestricted Subsidiary or Joint Venture which secure indebtedness or other obligations of such Unrestricted Subsidiary or Joint Venture;

(31) Liens given to a public utility or any governmental authority when required by such utility or governmental authority in connection with the operations of the Company or any Restricted Subsidiary;

(32) Liens on the assets of any Restricted Subsidiary of the Company that is not a Guarantor and which secure Indebtedness or other obligations of such Restricted Subsidiary (or of another Restricted Subsidiary that is not a Guarantor) that are permitted to be incurred under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(33) Liens on the assets or Equity Interests of a Foreign Subsidiary securing Indebtedness permitted to be incurred under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or other obligations of such Foreign Subsidiary (or of another Foreign Subsidiary); provided that such Liens do not extend to any assets or Equity Interests other than the assets or Equity Interests of such Foreign Subsidiary or a Subsidiary of such Foreign Subsidiary; and

Liens securing Bilateral Letters of Credit.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualifying Owners” means (i) SemGroup Corporation and/or any of its subsidiaries (collectively for purposes of this definition, “SemGroup”), (ii) any Person that has no material assets other than the Capital Stock of the General Partner or the Company (or any parent entity of the General Partner or the Company) and, directly or indirectly, Beneficially Owns 100% of the total voting power of the Voting Stock of the Company, and of which no other Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), other than SemGroup, Beneficially Owns more than 50% of the total voting power of the Voting Stock thereof, and (iii) any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision) the members of which include SemGroup and that, directly or indirectly, Beneficially Owns the Voting Stock of the Company or the General Partners, as applicable (a “Qualifying Owner Group”), so long as no Person or other “group” (other than SemGroup) Beneficially Owns more than 50% of the total voting power of the Voting Stock held by the Qualifying Owner Group. Any person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is (or pursuant to the eighth paragraph under the caption “Repurchase at the Option of Holders—Change of Control Triggering Event” is not required to be) made in accordance with the requirements of the Indenture will thereafter, together with its controlled Affiliates, constitute an additional Qualifying Owner.

“Rating Agencies” means Moody’s and S&P or, if Moody’s or S&P or both shall not make a rating of the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company, which shall be substituted for Moody’s or S&P or both, as the case may be.

“Ratings Decline Period” means the period that (i) begins on the occurrence of a Change of Control and (ii) ends 90 days following consummation of such Change of Control.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among the Issuers, the Subsidiary Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Company or a Restricted Subsidiary in exchange for assets transferred by the Company or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Remaining Present Value” means, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reporting Default” means an event that, with the passage of time or the giving of notice or both, would constitute an Event of Default described in clause (3) under “—Events of Default and Remedies.”

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Company (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.” Notwithstanding anything in the Indenture to the contrary, Finance Corp. shall be a Restricted Subsidiary of the Company.

“S&P” means Standard and Poor’s, a division of the McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

“SEC” means the Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facility” means the Credit Agreement, dated as of November 10, 2011 and amended prior to the Issue Date, among the Company, the guarantors party thereto, the lenders and other parties party thereto from time to time, and Wells Fargo Bank, National Association, as administrative agent for the lenders, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and, in each case, as amended, restated, modified, renewed, refunded, replaced in any manner (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

“Senior Indebtedness” means with respect to any Person:

(1) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter incurred; and

(2) all other Obligations of such Person (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person, whether or not post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (1) above; unless, in the case of clauses (1) and (2), the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness or other Obligations are subordinate in right of payment to the Notes or the Subsidiary Guarantee of such Person, as the case may be; provided that Senior Indebtedness shall not include:

(1) any obligation of such Person to the Company or any Subsidiary or to any joint venture in which the Company or any Restricted Subsidiary has an interest;

(2) any liability for Federal, state, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors in the ordinary course of business (including guarantees thereof as instruments evidencing such liabilities);

(4) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(5) that portion of any Indebtedness that at the time of Incurrence is Incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary of the Company that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the date hereof.

“Similar Business” means either (i) any business conducted by the Company and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto (including, for the avoidance of doubt, the AMI Development Activities) and in each case reasonable extensions thereof or (ii) any other business that generates gross income that constitutes “qualifying income” under Section 7704(d) of the Code.

“Subordinated Indebtedness” means

(a) with respect to an Issuer, any Indebtedness of such Issuer that is by its terms subordinated in right of payment to the Notes, and

(b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor that is by its terms subordinated in right of payment to the Subsidiary Guarantee of such Subsidiary Guarantor.

“Subsidiary” means, with respect to any Person,

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof; and

(2) any partnership (whether general or limited) or limited liability company (a) the sole general partner or member of which is such Person or a Subsidiary of such Person, or (b) if there is more than a single general partner or member, either (x) the only managing general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof) or (y) such Person owns or controls, directly or indirectly, a majority of the outstanding general partner interests, member interests or other Voting Stock of such partnership or limited liability company, respectively.

“Subsidiary Guarantee” means the guarantee by any Subsidiary Guarantor of the Issuers’ Obligations under the Indenture and the Notes.

“Subsidiary Guarantor” means each Restricted Subsidiary of the Company that executes the Indenture as a guarantor on the Issue Date and each other Restricted Subsidiary of the Company that thereafter guarantees the Notes pursuant to the terms of the Indenture.

“Total Assets” means the total amount of all assets of the Company and the Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP as shown on the most recent balance sheet of the Company; provided that, for purposes of calculating “Total Assets” for purposes of testing the covenants under the Indenture in connection with any transaction, the total consolidated assets of the Issuers and the Restricted Subsidiaries shall be adjusted to reflect any acquisitions and dispositions of assets that have occurred during the period from the date of the applicable balance sheet through the applicable date of determination but without giving effect to the transaction being tested under the Indenture.

“Transactions” means the issuance of the old notes and the use of the proceeds thereof as described in the Offering Memorandum, in particular as described under the section thereof entitled “Use of Proceeds.”

“Treasury Management Arrangement” means any agreement or other arrangement governing the provision of treasury or cash management services, including deposit accounts, overdraft, credit or debit card, funds transfer, automated clearinghouse, zero balance accounts, returned check concentration, controlled disbursement, lockbox, account reconciliation and reporting and trade finance services and other cash management services.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of the earlier of (a) such redemption date or (b) the date on which such Notes are defeased or satisfied and discharged, of United States of America Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to May 15, 2019; provided, however, that if the period from the redemption date to May 15, 2019, is less than one year, the weekly average yield on actually traded United States of America Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means Wilmington Trust, National Association until a successor replaces it and, thereafter, means the successor.

“Unrestricted Subsidiary” means

(1) any Subsidiary of the Company (other than Finance Corp. or any successor to it) that at the time of determination is an Unrestricted Subsidiary (as designated by the Company, as provided below) and

(2) any Subsidiary of an Unrestricted Subsidiary.

As of the date of this prospectus, White Cliffs Pipeline, L.L.C. has been designated as an Unrestricted Subsidiary. The Company may, after the Issue Date, designate any Subsidiary of the Company (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Company or any Subsidiary of the Company (other than any Subsidiary of the Subsidiary to be so designated); provided that

(a) except to the extent permitted by subclause (2)(b) of the definition of “Permitted Business Investments,” such Subsidiary has no Indebtedness other than Non-Recourse Debt,

(b) any Unrestricted Subsidiary must be an entity of which shares of the capital stock or other equity interests (including partnership interests) entitled to cast at least a majority of the votes that may be cast by all shares or equity interests having ordinary voting power for the election of directors or other governing body are owned, directly or indirectly, by the Company, and

(c) such designation complies with the covenant described under “Certain Covenants—Limitation on Restricted Payments.”

The Company may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either

(1) the Company could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” or

(2) the Fixed Charge Coverage Ratio for the Company and its Restricted Subsidiaries would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such designation, in each case on a pro forma basis taking into account such designation.

Any such designation by the Company shall be notified by the Company to the Trustee by promptly filing with the Trustee a copy of any applicable Board Resolution giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person (or, if such Person is a limited partnership, such Person or its general partner, as applicable) that is at the time entitled to vote in the election of the Board of Directors of such Person (or, if such Person is a limited partnership, its general partner).

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment, by

(2) the sum of all such payments.

“Wholly-Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.

“Working Capital Borrowings” means borrowings used solely for working capital purposes or to pay distributions to shareholders to the extent permitted pursuant to the covenant described under “Certain Covenants —Limitation on Restricted Payments”; provided that when such borrowings are incurred it is the intent of the Company to repay such borrowings within 12 months other than from additional Working Capital Borrowings.

BOOK-ENTRY; DELIVERY AND FORM

Global Notes

The new notes, like the old notes, will be issued in the form of one or more fully registered notes in global form, without interest coupons. The new notes will be deposited with the Trustee, as custodian for The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in each global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	on deposit of each global note with DTC’s custodian, DTC will credit portions of the principal amount of the global notes to the accounts of the DTC participants that have tendered the old notes to the account designated by the exchange agent; and

•	ownership of beneficial interests in each global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global notes).

Beneficial interests in the global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC, including its participants, Euroclear Bank S.A./N.V., as operator of the Euroclear System (“Euroclear”), and Clearstream Banking S.A. (“Clearstream”). We provide the following summaries of those operations and procedures solely for the convenience of investors. The operations and procedures of each settlement system are controlled by that settlement system and may be changed at any time.

•	Neither we nor the Trustee is responsible for those operations or procedures.

•	DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations, and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers, and trust companies. These indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•	will not be considered the owners or holders of the notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction, or approval to the Trustee.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

Payments of principal, premium (if any), and interest with respect to the new notes represented by a global note will be made by the Trustee to DTC’s nominee, as the registered holder of the global note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising, or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way under the rules and operating procedures of those systems.

Cross market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a global note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant global notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a global note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a global note to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account as of the business day for Euroclear or Clearstream following the DTC settlement date.

DTC, Euroclear, and Clearstream have agreed to the above procedures to facilitate transfers of interests in the global notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility for the performance by DTC, Euroclear, or Clearstream, or their participants or indirect participants, of their obligations under the rules and procedures governing their operations.

Certificated Notes

New notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

•	there shall have occurred and be continuing an event of default with respect to the notes; or

•	we, at our option, notify the Trustee that we elect to cause the issuance of certificated notes.

PLAN OF DISTRIBUTION

Except as provided below, we believe that the new notes may be offered for resale, resold and otherwise transferred without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you acquire the new notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the new notes in violation of the provisions of the Securities Act;

•	you are not our “affiliate” (within the meaning of Rule 405 under the Securities Act); and

•	you are not a broker-dealer tendering old notes acquired directly from us for your account.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties that are not related to us. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any new notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your new notes from those requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that receives new notes for its own account pursuant to the exchange offer, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. For a period of 180 days after the consummation of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents for use in connection with such resales.

We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new notes. Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such new notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all reasonable expenses incident to the exchange offer (including the reasonable expenses of one counsel for the holders of the notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the old notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

Following completion of the exchange offer, we may, in our sole discretion, commence one or more additional exchange offers to holders of old notes who did not exchange their old notes for new notes in the exchange offer on terms which may differ from those contained in this prospectus and the enclosed letter of transmittal. This prospectus, as it may be amended or supplemented from time to time, may be used by us in connection with any additional exchange offers. These additional exchange offers may take place from time to time until all outstanding old notes have been exchanged for new notes, subject to the terms and conditions in the prospectus and letter of transmittal distributed by us in connection with these additional exchange offers.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of certain U.S. federal income tax considerations relevant to the exchange of old notes for new notes, but does not purport to be a complete analysis of all potential tax effects. The discussion is based upon the Internal Revenue Code of 1986, as amended, Treasury Regulations, Internal Revenue Service rulings and pronouncements and judicial decisions now in effect, all of which may be subject to change at any time by legislative, judicial or administrative action. These changes may be applied retroactively in a manner that could adversely affect a holder of new notes. We cannot assure you that the Internal Revenue Service will not challenge one or more of the tax consequences described in this discussion, and we have not obtained, nor do we intend to obtain, a ruling from the Internal Revenue Service or an opinion of counsel with respect to the U.S. federal tax consequences described herein. Some holders, including financial institutions, insurance companies, regulated investment companies, tax-exempt organizations, dealers in securities or currencies, persons whose functional currency is not the U.S. dollar or persons who hold the notes as part of a hedge, conversion transaction, straddle or other risk reduction transaction may be subject to special rules not discussed below. The discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax consequences.

We recommend that each holder consult his own tax advisor as to the particular tax consequences of exchanging such holder’s old notes for new notes, including the applicability and effect of any foreign, state, local or other tax laws or estate or gift tax considerations.

We believe that the exchange of old notes for new notes pursuant to the exchange offer will not be a taxable exchange for U.S. federal income tax purposes. Accordingly, a holder will not recognize gain or loss upon receipt of a new note in exchange for an old note in the exchange, and the holder’s tax basis and holding period in the new note will be the same as its tax basis and holding period in the corresponding old note immediately before the exchange.

LEGAL MATTERS

The validity of the new notes offered in this exchange offer will be passed on by Andrews Kurth LLP, Washington, D.C. and Houston, Texas.

EXPERTS

The consolidated financial statements of Rose Rock Midstream, L.P. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of White Cliffs Pipeline, L.L.C. as of December 31, 2014 and 2013 and for each of the three years in the period ended December 31, 2014 incorporated by reference in this Prospectus have been so incorporated in reliance on the report of BDO USA, LLP, an independent public accounting firm, incorporated herein by reference.

LETTER OF TRANSMITTAL

to Tender

Outstanding Unregistered 5.625% Senior Notes due 2023

Of

ROSE ROCK MIDSTREAM, L.P.

ROSE ROCK FINANCE CORPORATION

Pursuant to the Exchange Offer and Prospectus dated                      , 2015

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON                      , 2015 (THE “EXPIRATION DATE”), UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE ISSUERS (AS DEFINED BELOW).

The Exchange Agent for the Exchange Offer is:

Wilmington Trust, National Association

Attention: Workflow Management – 5th Floor

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-1626

Fax: (302) 636-4139; Attention: Workflow Management – 5th Floor

Other Inquiries: (302) 636-6470

If you wish to exchange your outstanding unregistered 5.625% Senior Notes due 2023 (“old notes”) for an equal aggregate principal amount of newly issued 5.625% Senior Notes due 2023 (“new notes”) with materially identical terms that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the exchange offer, you must validly tender (and not withdraw) old notes to the Exchange Agent prior to the Expiration Date.

The undersigned hereby acknowledges receipt of the prospectus, dated                      , 2015 (the “Prospectus”), of Rose Rock Midstream, L.P. and Rose Rock Finance Corporation (collectively, the “Issuers”), and this letter of transmittal (the “Letter of Transmittal”), which together describe the Issuers’ offer (the “Exchange Offer”) to exchange the old notes for a like principal amount of the new notes that have been registered under the Securities Act. Capitalized terms used but not defined herein have the respective meanings given to them in the Prospectus.

The Issuers reserve the right, at any time or from time to time, to extend the Exchange Offer at their discretion, in which event the term “Expiration Date” shall mean the latest date to which the Exchange Offer is extended. The Issuers shall notify the Exchange Agent and each registered holder of the old notes of any extension by oral (promptly followed in writing) or written notice prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date.

This Letter of Transmittal is to be used by holders of the old notes. Tender of old notes is to be made according to the Automated Tender Offer Program (“ATOP”) of the Depository Trust Company (“DTC”), pursuant to the procedures set forth in the Prospectus under the caption “Exchange Offer—Procedures for Tendering.” DTC participants that are accepting the Exchange Offer must transmit their acceptance to DTC, which will verify the acceptance and execute a book-entry delivery to the Exchange Agent’s DTC account. DTC will then send a computer-generated message known as an “agent’s message” to the Exchange Agent for its acceptance. For you to validly tender your old notes in the Exchange Offer, the Exchange Agent must receive, prior to the Expiration Date, an agent’s message under the ATOP procedures that confirms that:

•	DTC has received your instructions to tender your old notes; and

•	you agree to be bound by the terms of this Letter of Transmittal.

BY USING THE ATOP PROCEDURES TO TENDER OLD NOTES, YOU WILL NOT BE REQUIRED TO DELIVER THIS LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT. HOWEVER, YOU WILL BE BOUND BY ITS TERMS, AND YOU WILL BE DEEMED TO HAVE MADE THE ACKNOWLEDGEMENTS AND THE REPRESENTATIONS AND WARRANTIES IT CONTAINS, JUST AS IF YOU HAD SIGNED IT.

PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

(1) By tendering old notes in the Exchange Offer, you acknowledge receipt of the Prospectus and this Letter of Transmittal.

(2) By tendering old notes in the Exchange Offer, you represent and warrant that you have full authority to tender the old notes described above and will, upon request, execute and deliver any additional documents deemed by the Issuers to be necessary or desirable to complete the tender of old notes.

(3) You understand that the tender of the old notes pursuant to all of the procedures set forth in the Prospectus will constitute an agreement between the undersigned and the Issuers as to the terms and conditions set forth in the Prospectus.

(4) By tendering old notes in the Exchange Offer, you acknowledge that the Exchange Offer is being made in reliance upon interpretations contained in no-action letters issued to third parties by the staff of the Securities and Exchange Commission (the “SEC”), including Exxon Capital Holdings Corp., SEC No-Action Letter (April 13, 1988); Morgan Stanley & Co. Inc., SEC No-Action Letter (June 5, 1991) and Shearman & Sterling, SEC No-Action Letter (July 2, 1993), that the new notes issued in exchange for the old notes pursuant to the Exchange Offer may be offered for resale, resold and otherwise transferred by holders thereof without compliance with the registration and prospectus delivery provisions of the Securities Act (other than a broker-dealer who purchased old notes exchanged for such new notes directly from the Issuers to resell pursuant to Rule 144A or any other available exemption under the Securities Act, and any such holder that is an “affiliate” of the Issuers within the meaning of Rule 405 under the Securities Act), provided that such new notes are acquired in the ordinary course of such holders’ business and such holders are not participating in, and have no arrangement with any other person to participate in, the distribution of such new notes.

(5) By tendering old notes in the Exchange Offer, you hereby represent and warrant that:

(a) the new notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of your business, whether or not you are the holder;

(b) neither you nor, to your knowledge, any other person has an arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of such new notes and you are not engaged and do not intend to engage in the distribution (within the meaning of the Securities Act) of such new notes;

(c) you are not an “affiliate,” as such term is defined under Rule 405 promulgated under the Securities Act, of the Issuers; and

(d) if you are a broker-dealer, that you will receive the new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, and you acknowledge that you will deliver a prospectus (or, to the extent permitted by law, make available a prospectus) in connection with any resale of such new notes.

You may, if you are unable to make all of the representations and warranties contained in Item 5 above and as otherwise permitted in the Registration Rights Agreement (as defined below), elect to have your old notes registered in the shelf registration statement described in the registration rights agreement, dated as of May 14, 2015 (the “Registration Rights Agreement”), by and among the Issuers, the initial guarantors party thereto and Wells Fargo Securities, LLC as representative of the Initial Purchasers (as defined therein). Such election may be made by notifying the Issuers in writing at Two Warren Place, 6120 S. Yale Avenue, Suite 700, Tulsa, OK 74136-4216, Attention: General Counsel. By making such election, you agree, as a holder of old notes participating in a shelf registration, to indemnify and hold harmless the Issuers, the guarantors, and their respective directors, each of the officers of the Issuers and the guarantors who signs such shelf registration statement, and each person who controls the Issuers or any of the guarantors, within the meaning of either the Securities Act or the Securities Exchange Act of 1934, as amended, and the respective officers, directors, partners, employees, representatives and agents of each such person, from and against any and all losses, claims, damages or liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any shelf registration statement or prospectus, or in any supplement thereto or amendment thereof, or caused by the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; but only with respect to information relating to the undersigned furnished in writing by or on behalf of the undersigned expressly for use in a shelf registration statement, a prospectus or any amendments or supplements thereto. Any such indemnification shall be governed by the terms and subject to the conditions set forth in the Registration Rights Agreement, including, without limitation, the provisions regarding notice, retention of counsel, contribution and payment of expenses set forth therein. The above summary of the indemnification provisions of the Registration Rights Agreement is not intended to be exhaustive and is qualified in its entirety by the Registration Rights Agreement.

(6) If you are a broker-dealer that will receive new notes for your own account in exchange for old notes that were acquired as a result of market-making activities or other trading activities, you acknowledge, by tendering old notes in the Exchange Offer, that you will deliver a prospectus in connection with any resale of such new notes; however, by so acknowledging and by delivering a prospectus, you will not be deemed to admit that you are an “underwriter” within the meaning of the Securities Act.

(7) If you are a broker-dealer and old notes held for your own account were not acquired as a result of market-making or other trading activities, such old notes cannot be exchanged pursuant to the Exchange Offer.

(8) Any of your obligations hereunder shall be binding upon your successors, assigns, executors, administrators, trustees in bankruptcy and legal and personal representatives.

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE EXCHANGE OFFER

1.	Book-Entry Confirmations

Any confirmation of a book-entry transfer to the Exchange Agent’s account at DTC of old notes tendered by book-entry transfer (a “Book-Entry Confirmation”), as well as an agent’s message and any other documents required by this Letter of Transmittal, must be received by the Exchange Agent at its address set forth herein prior to 5:00 p.m., New York City time, on the Expiration Date.

2.	Partial Tenders

Tenders of old notes will be accepted only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The entire principal amount of old notes delivered to the Exchange Agent will be deemed to have been tendered unless otherwise communicated to the Exchange Agent. If the entire principal amount of all old notes is not tendered, then old notes for the principal amount of old notes not tendered and new notes issued in exchange for any old notes accepted will be delivered to the holder via the facilities of DTC promptly after the old notes are accepted for exchange.

3.	Validity of Tenders

All questions as to the validity, form, eligibility (including time of receipt), acceptance and withdrawal of tendered old notes will be determined by the Issuers, in their sole discretion, which determination will be final and binding. The Issuers reserve the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of counsel for the Issuers, be unlawful. The Issuers also reserve the absolute right to waive any of the conditions of the Exchange Offer or any defect or irregularity in the tender of any old notes. The Issuers’ interpretation of the terms and conditions of the Exchange Offer (including the instructions on this Letter of Transmittal) will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as the Issuers shall determine. Although the Issuers intend to notify holders of defects or irregularities with respect to tenders of old notes, neither the Issuers, the Exchange Agent nor any other person shall be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such defects or irregularities have been cured or waived. Any old notes received by the Exchange Agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering holders, unless otherwise provided in this Letter of Transmittal, as soon as practicable following the Expiration Date.

4.	Waiver of Conditions.

The Issuers reserve the absolute right to waive, in whole or part, up to the expiration of the Exchange Offer, any of the conditions to the Exchange Offer set forth in the Prospectus or in this Letter of Transmittal.

5.	No Conditional Tender.

No alternative, conditional, irregular or contingent tender of old notes will be accepted.

6.	Requests for Assistance or Additional Copies

Requests for assistance or for additional copies of the Prospectus or this Letter of Transmittal may be directed to the Exchange Agent at the address or telephone number set forth on the cover page of this Letter of Transmittal. Holders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Exchange Offer.

7.	Withdrawal

Tenders may be withdrawn only pursuant to the limited withdrawal rights set forth in the Prospectus under the caption “Exchange Offer—Withdrawal of Tenders.”

8.	No Guarantee of Late Delivery

There is no procedure for guarantee of late delivery in the Exchange Offer.

Dealer Prospectus Delivery Obligation

Until                      , 2015, all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Rose Rock Midstream, L.P. and Rose Rock Midstream Crude, L.P.

Subject to any terms, conditions or restrictions set forth in the partnership agreement, Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever. Rose Rock Midstream, L.P. and Rose Rock Midstream Crude, L.P. will generally indemnify officers, directors and affiliates of their general partners to the fullest extent permitted by the law against all losses, claims, damages or similar events and is incorporated herein by reference.

Rose Rock Midstream GP, LLC, Rose Rock Midstream Operating, LLC, Rose Rock Midstream Field Services, LLC, Rose Rock Midstream Energy GP, LLC and SemCrude Pipeline, L.L.C.

Subject to any terms, conditions or restrictions set forth in the limited liability company agreement, Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

Under the limited liability company agreements of Rose Rock Midstream GP, LLC, Rose Rock Midstream Operating, LLC, Rose Rock Midstream Field Services, LLC, Rose Rock Midstream Energy GP, LLC and SemCrude Pipeline, L.L.C., in most circumstances, our these entities will indemnify the following persons, to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings (whether civil, criminal, administrative or investigative):

•	any person who is or was an affiliate of such entity;

•	any person who is or was a member, partner, officer, director, employee, agent or trustee of such entity or any affiliate of such entity;

•	any person who is or was serving at the request of such entity or any affiliate of such entity as an officer, director, employee, member, partner, agent, fiduciary or trustee of another person; and

•	any person designated by such entity.

We have purchased insurance covering its officers and directors against liabilities asserted and expenses incurred in connection with their activities as officers and directors of each entity or any of its direct or indirect subsidiaries.

Rose Rock Finance Corporation

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. Moreover, the certificate of incorporation and bylaws of Rose Rock Finance Corporation generally provide that the corporation shall, subject to applicable law, indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was, at any time prior to or during which the indemnification provision thereunder is in effect, a director, officer, employee or agent of the corporation, or is or was, at any time prior to or during which the indemnification provision thereunder is in effect, serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against reasonable expenses (including attorneys’ fees), judgments, fines, penalties, amounts paid in settlement and other liabilities actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by the Delaware General Corporation Law, upon a determination having been made as to such person’s good faith and conduct.

In addition, Section 102(b)(7) of the Delaware General Corporation Law permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) for unlawful payment of dividends or unlawful stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit. The certificate of incorporation of Rose Rock Finance Corporation currently provides that each director shall not be personally liable to such corporation or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the Delaware General Corporation Law.

Wattenberg Holding, LLC and Glass Mountain Holding, LLC

Section 2003 of the Oklahoma Limited Liability Company Act provides that an Oklahoma limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement. Section 2017 of the Oklahoma Limited Liability Company Act provides that the articles of organization or operating agreement of a Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of any fiduciary duty, and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager, except that any such provisions may not limit or eliminate the liability of a manager for (1) any breach of the manager’s duty of loyalty to the limited liability company or its members; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (3) any transaction from which the manager derived an improper personal benefit.

Section 9 of the limited liability company agreements of Wattenberg Holding, LLC and Glass Mountain Holding, LLC indemnifies members and managers of each company against liability for acts on behalf of each respective company that do not constitute willful misconduct, recklessness, a breach of loyalty, lack of good faith, knowing violations of the law or a transaction from which the member or manager knowingly derived an improper benefit.

Item 21. Exhibits and Financial Statement Schedules.

(a) The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of January 11, 2013, by and among Rose Rock Midstream, L.P. and the Purchasers identified therein (incorporated by reference to Exhibit 4.1 to Rose Rock’s current report on Form 8-K (File No. 001 35365), filed with the SEC on January 14, 2013).

4.2	Indenture, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on July 2, 2014).

4.3	Indenture, dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on May 18, 2015).

4.4	Form of 5.625% Senior Note due 2022 (included as Exhibit 1 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on July 2, 2014).

4.5	Form of 5.625% Senior Note due 2023 (included as Exhibit 1 to Exhibit 4.1 Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on May 18, 2015).

4.6	Registration Rights Agreement, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors signatory thereto and Deutsche Bank Securities Inc., as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on July 2, 2014).

4.7	Registration Rights Agreement, dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors signatory thereto and Wells Fargo Securities, LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on May 18, 2015).

4.8	Credit Agreement, dated November 10, 2011, among Rose Rock Midstream, L.P., as borrower, The Royal Bank of Scotland PLC, as administrative agent and collateral agent, the other agents party thereto and the lenders and issuing banks party thereto (filed as Exhibit 10.1 to the Form S-1, filed with the Commission on November 18, 2011).

4.9	First Amendment to the Credit Agreement, dated as of September 26, 2012, among Rose Rock Midstream, L.P., certain subsidiaries of Rose Rock Midstream, L.P., as guarantors, and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the lenders (filed as Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2012, filed with the Commission on November 9, 2012).

Exhibit Number	Description

4.10	Second Amendment to the Credit Agreement and First Amendment to the Guarantee and Collateral Agreement, dated as of September 20, 2013, by and among Rose Rock Midstream, L.P., certain subsidiaries of Rose Rock Midstream, L.P., as guarantors, the lenders party thereto and the Royal Bank of Scotland plc, as administrative agent and collateral agent (filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K (File No. 001-35365), filed with the Commission on September 26, 2013).

4.11	Third Amendment to the Credit Agreement, dated as of December 10, 2013, by and among Rose Rock Midstream, L.P., as borrower, the guarantors named therein, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent and collateral agent (filed as Exhibit 10.1 to Registrant’s current report on Form 8-K (File No. 001-35365), filed with the Commission on December 16, 2013).

5.1*	Opinion of Andrews Kurth LLP regarding validity of the new notes.

12.1*	Statement regarding computation of ratios.

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page attached hereto).

25.1*	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association.

*	Filed herewith.

(b) Financial Statement Schedules.

Schedules are omitted because they either are not required or are not applicable or because equivalent information has been included in the financial statements, the notes thereto or elsewhere herein.

Item 22. Undertakings

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Each registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement, or any material change to such information in this registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if such registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

That, for the purpose of determining liability of such registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of such registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(b) any free writing prospectus relating to the offering prepared by or on behalf of such registrant or used or referred to by the undersigned registrants;

(c) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of such registrant; and

(d) any other communication that is an offer in the offering made by such registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to, and meeting the requirements of, Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

To respond to requests for information that are incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 24, 2015.

ROSE ROCK MIDSTREAM, L.P.
By:	ROSE ROCK MIDSTREAM GP, LLC

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner	President, Chief Executive Officer and Chairman	November 24, 2015
Carlin G. Conner	(Principal Executive Officer)

/s/ Robert N. Fitzgerald	Senior Vice President and Chief Financial Officer	November 24, 2015
Robert N. Fitzgerald	and Director (Principal Financial Officer)

/s/ Peter L. Schwiering	Chief Operating Officer and Director	November 24, 2015
Peter L. Schwiering

/s/ Paul F. Largess	Vice President, Chief Accounting Officer and	November 24, 2015
Paul F. Largess	Controller (Principal Accounting Officer)

/s/ Timothy R. O’Sullivan	Vice President and Director	November 24, 2015
Timothy R. O’Sullivan

/s/ Robert E. Dunn	Director	November 24, 2015
Robert E. Dunn

/s/ Rodney L. Gray	Director	November 24, 2015
Rodney L. Gray

/s/ Mark E. Monroe	Director	November 24, 2015
Mark E. Monroe

SIGNATURES

Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 24, 2015.

ROSE ROCK FINANCE CORPORATION
ROSE ROCK MIDSTREAM OPERATING, LLC

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner	President, Chief Executive Officer and Chairman	November 24, 2015
Carlin G. Conner	(Principal Executive Officer)

/s/ Robert N. Fitzgerald	Senior Vice President and Chief Financial Officer	November 24, 2015
Robert N. Fitzgerald	and Director (Principal Financial Officer)

/s/ Peter L. Schwiering	Chief Operating Officer and Director	November 24, 2015
Peter L. Schwiering

/s/ Paul F. Largess	Vice President, Chief Accounting Officer and	November 24, 2015
Paul F. Largess	Controller (Principal Accounting Officer)

/s/ Timothy R. O’Sullivan	Vice President and Director	November 24, 2015
Timothy R. O’Sullivan

SIGNATURES

Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 24, 2015.

ROSE ROCK MIDSTREAM FIELD SERVICES, LLC
ROSE ROCK MIDSTREAM ENERGY GP, LLC

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner	President, Chief Executive Officer and Chairman	November 24, 2015
Carlin G. Conner	(Principal Executive Officer)

/s/ Robert N. Fitzgerald	Senior Vice President and Chief Financial Officer	November 24, 2015
Robert N. Fitzgerald	and Director (Principal Financial Officer)

/s/ Paul F. Largess	Vice President, Chief Accounting Officer and	November 24, 2015
Paul F. Largess	Controller (Principal Accounting Officer)

ROSE ROCK MIDSTREAM FIELD SERVICES, LLC
its sole member

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer
Date:	November 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 24, 2015.

ROSE ROCK MIDSTREAM CRUDE, L.P.
By:	Rose Rock Midstream Energy GP, LLC

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner	President, Chief Executive Officer and Chairman	November 24, 2015
Carlin G. Conner	(Principal Executive Officer)

/s/ Robert N. Fitzgerald	Senior Vice President and Chief Financial Officer	November 24, 2015
Robert N. Fitzgerald	and Director (Principal Financial Officer)

/s/ Paul F. Largess	Vice President, Chief Accounting Officer and	November 24, 2015
Paul F. Largess	Controller (Principal Accounting Officer)

ROSE ROCK MIDSTREAM OPERATING, LLC
its sole member

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer
Date:	November 24, 2015

SIGNATURES

Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 24, 2015.

SEMCRUDE PIPELINE, L.L.C.

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner	President, Chief Executive Officer and Chairman	November 24, 2015
Carlin G. Conner	(Principal Executive Officer)

/s/ Robert N. Fitzgerald	Senior Vice President and Chief Financial Officer	November 24, 2015
Robert N. Fitzgerald	and Director (Principal Financial Officer)

/s/ Peter L. Schwiering	Chief Operating Officer and Director	November 24, 2015
Peter L. Schwiering

/s/ Timothy R. O’Sullivan	Vice President and Director	November 24, 2015
Timothy R. O’Sullivan

SIGNATURES

Pursuant to the requirements of the Securities Act, the following registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tulsa, State of Oklahoma, on November 24, 2015.

WATTENBERG HOLDING, LLC GLASS MOUNTAIN HOLDING, LLC
By: Rose Rock Midstream Operating, LLC, its sole Manager

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Carlin G. Conner, Robert N. Fitzgerald and Candice L. Cheeseman, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Carlin G. Conner	President, Chief Executive Officer and Chairman	November 24, 2015
Carlin G. Conner	(Principal Executive Officer)

/s/ Robert N. Fitzgerald	Senior Vice President and Chief Financial Officer	November 24, 2015
Robert N. Fitzgerald	and Director (Principal Financial Officer)

/s/ Paul F. Largess	Vice President, Chief Accounting Officer and	November 24, 2015
Paul F. Largess	Controller (Principal Accounting Officer)

ROSE ROCK MIDSTREAM OPERATING, LLC
its sole Manager

By:	/s/ Robert N. Fitzgerald
Name:	Robert N. Fitzgerald
Title:	Senior Vice President and Chief Financial Officer
Date:	November 24, 2015

EXHIBIT INDEX

Exhibit Number	Description

4.1	Registration Rights Agreement, dated as of January 11, 2013, by and among Rose Rock Midstream, L.P. and the Purchasers identified therein (incorporated by reference to Exhibit 4.1 to Rose Rock’s current report on Form 8-K (File No. 001 35365), filed with the SEC on January 14, 2013).

4.2	Indenture, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on July 2, 2014).

4.3	Indenture, dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors party thereto and Wilmington Trust, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on May 18, 2015).

4.4	Form of 5.625% Senior Note due 2022 (included as Exhibit 1 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on July 2, 2014).

4.5	Form of 5.625% Senior Note due 2023 (included as Exhibit 1 to Exhibit 4.1 Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on May 18, 2015).

4.6	Registration Rights Agreement, dated as of July 2, 2014, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors signatory thereto and Deutsche Bank Securities Inc., as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on July 2, 2014).

4.7	Registration Rights Agreement, dated as of May 14, 2015, by and among Rose Rock Midstream, L.P., Rose Rock Finance Corporation, the Guarantors signatory thereto and Wells Fargo Securities, LLC, as representative of the several initial purchasers (incorporated by reference to Exhibit 4.3 to Rose Rock’s current report on Form 8-K (File No. 001-35365) filed with the SEC on May 18, 2015).

4.8	Credit Agreement, dated November 10, 2011, among Rose Rock Midstream, L.P., as borrower, The Royal Bank of Scotland PLC, as administrative agent and collateral agent, the other agents party thereto and the lenders and issuing banks party thereto (filed as Exhibit 10.1 to the Form S-1, filed with the Commission on November 18, 2011).

4.9	First Amendment to the Credit Agreement, dated as of September 26, 2012, among Rose Rock Midstream, L.P., certain subsidiaries of Rose Rock Midstream, L.P., as guarantors, and The Royal Bank of Scotland plc, as administrative agent and collateral agent for the lenders (filed as Exhibit 10.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended September 30, 2012, filed with the Commission on November 9, 2012).

4.10	Second Amendment to the Credit Agreement and First Amendment to the Guarantee and Collateral Agreement, dated as of September 20, 2013, by and among Rose Rock Midstream, L.P., certain subsidiaries of Rose Rock Midstream, L.P., as guarantors, the lenders party thereto and the Royal Bank of Scotland plc, as administrative agent and collateral agent (filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K (File No. 001-35365), filed with the Commission on September 26, 2013).

4.11	Third Amendment to the Credit Agreement, dated as of December 10, 2013, by and among Rose Rock Midstream, L.P., as borrower, the guarantors named therein, the lenders named therein, and The Royal Bank of Scotland plc, as administrative agent and collateral agent (filed as Exhibit 10.1 to Registrant’s current report on Form 8-K (File No. 001-35365), filed with the Commission on December 16, 2013).

5.1*	Opinion of Andrews Kurth LLP regarding validity of the new notes.

Exhibit Number	Description

12.1*	Statement regarding computation of ratios.

23.1*	Consent of BDO USA, LLP

23.2*	Consent of Andrews Kurth LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page attached hereto).

25.1*	Statement of Eligibility on Form T-1 of Wilmington Trust, National Association.

*	Filed herewith.